Pricing Supplement No. ETN-16/A† To the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015	Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-202913 and 333-180300-03 June 9, 2016

100,000 ETNs*
Credit Suisse X-Links Multi-Asset High Income Exchange Traded Notes (ETNs) due September 28, 2035

General

•                    The ETNs provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the “Index”) (Bloomberg ticker symbol: “NYMLTI <Index>“), subject to an Accrued Tracking Fee. The Accrued Tracking Fee is based on the Monthly Tracking Fee, which is equal to the product of 0.07% (equivalent to 0.84% per annum) and the ETN Performance Factor (as described below) and is increased by any Tracking Fee Shortfall (as described below). The ETNs do not guarantee any return of your investment and may not pay any coupon.  For each ETN, unless earlier redeemed or called, investors will receive a cash payment on the Maturity Date that will be based upon the performance of the Index less the Accrued Tracking Fee, as described herein. Investors should not purchase the ETNs unless they are willing to risk the loss of up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•                    The ETNs may pay a monthly Coupon Amount. For each ETN you hold on the applicable Coupon Record Date you may receive on the related Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-53, the Coupon Amount will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period, reduced by the Accrued Tracking Fee, as described below. The amount of any monthly Coupon Amount is uncertain and could be zero. Therefore, investors should not purchase the ETNs if they require fixed or periodic income payments.

•                    The ETNs are subject to early redemption by investors on certain terms and conditions for a cash payment that will be based upon the performance of the Index, less the Accrued Tracking Fee and the Redemption Fee, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders”.

•                    The ETNs are subject to our Call Right, as described under “Specific Terms of the ETNs — Our Call Right” in this pricing supplement. If we exercise our Call Right, on the Call Settlement Date investors will receive a cash payment that will be based upon the performance of the Index less the Accrued Tracking Fee, as described herein.  You should not expect to be able to hold the ETNs to the Maturity Date.

•                    The ETNs are senior unsecured obligations of Credit Suisse AG, acting through our Nassau Branch, and mature on September 28, 2035.

•                    The denomination and Stated Principal Amount of each ETN is $25.00. Additional ETNs may be issued at a price that is higher or lower than the Stated Principal Amount.

•                    We have listed the ETNs on NYSE Arca under the ticker symbol “MLTI”. No assurance can be given that this listing will be maintained. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in the secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” starting on page PS-18 of this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. ETN-16, dated September 29, 2015, in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement.”

* Reflects the number of ETNs offered hereby. As of June 3, 2016, there were 1,000,000 ETNs ($25,000,00 in stated principal amount) issued and outstanding. Additional ETNs may be issued and sold from time to time through Credit Suisse Securities (USA) LLC (“CSSU”) and through one or more dealers purchasing as principal through CSSU at a price that is higher or lower than the Stated Principal Amount. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs issued and sold, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do issue or sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume issuing or selling additional ETNs at any time. If we limit, restrict or stop issuing or selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

The agent for this offering, CSSU, is our affiliate. CSSU is expected to charge normal commissions for the sale of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or another FINRA member may receive all or a portion of the investor fee during the term of the ETNs. In addition, if you elect to have your ETNs redeemed by us prior to the Maturity Date, the Redemption Fee will apply to each ETN that is so redeemed. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

June 9, 2016

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”, “we”, “our” or “us”), acting through our Nassau Branch

Initial Trade Date:	September 29, 2015

Initial Settlement Date:	October 2, 2015

Term:	20 years, subject to your right to require us to redeem your ETNs on any Redemption Settlement Date or our right to call all of the ETNs on the Call Settlement Date, each as described below.

Maturity Date:	September 28, 2035

Stated Principal Amount:	$25.00 per ETN

Coupon Amount:

For each ETN you hold on the applicable Coupon Record Date you may receive on each Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-53, the Coupon Amount will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant Coupon Period, reduced by the Accrued Tracking Fee.

Coupon Payment Date:

The fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date or the Call Valuation Date may be the Maturity Date or the Call Settlement Date, as applicable, as described below, subject to adjustment as described herein. The initial Coupon Payment Date was November 23, 2015.

If the Call Settlement Date or the Maturity Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (i) the Maturity Date; or (ii) the Call Settlement Date if, as of the corresponding Final Valuation Date or Call Valuation Date, as applicable, the Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount or Call Settlement Amount as applicable. See “Specific Terms of the ETNs — Cash Settlement Amount at Maturity” and “Specific Terms of the ETNs — Our Call Right.”

Underlying Index:

The return on the ETNs is linked to the performance of the price return version of the NYSE Multi-Asset High Income Index (the “Index”). The Index measures the performance of a diversified basket of up to 120 publicly-traded securities (the “Index Constituents”) that have typically paid high dividends or distributions. The Index Constituents must satisfy certain dividend or distribution yield and frequency criteria, liquidity criteria and other eligibility requirements. For a detailed description of the Index, see “The NYSE Multi-Asset High Income Index” beginning on page PS-35.

Our Call Right:

On any Business Day on or after October 15, 2015 through and including the Maturity Date, we may, at our option, call all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the Call Settlement Date (as described below) specified in the Call Notice. Upon our call in the event we exercise this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date (the “Call Settlement Date”). If the amount so calculated is less than zero,

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the Call Settlement Amount will be zero.

Early Redemption:

Subject to your compliance with the procedures described below, you may submit a request to have us redeem your ETNs, in whole or in part, on any Trading Day commencing on September 30, 2015 through and including the Final Redemption Notice Date, which will be September 18, 2035. We will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date. You must request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount, which will be calculated as described herein. You must comply with the redemption procedures described below in order to redeem your ETNs.

Cash Settlement Amount:

For each ETN, unless earlier redeemed or called, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of the Final Valuation Date plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date minus (d) the Accrued Tracking Fee as of the Final Valuation Date.

Redemption Settlement Amount:

Subject to your compliance with the procedures described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per ETN a cash payment on the relevant Redemption Settlement Date equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of the Redemption Valuation Date plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus (d) the Accrued Tracking Fee as of the Redemption Valuation Date, minus (e) the Redemption Fee. If the amount so calculated is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Redemption Fee:	The product of 0.125% multiplied by the ETN Performance Factor on the applicable Redemption Valuation Date.

Call Settlement Amount:

If we exercise our Call Right, you will receive per each ETN a cash payment on the Call Settlement Date equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of the Call Valuation Date plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Tracking Fee as of the Call Valuation Date. If the amount so calculated is less than zero, the Cash Settlement Amount will be zero.

Index Performance Ratio:	On any Trading Day:

Final Index Level Initial Index Level

Initial Index Level:	858.3704, the Index Level on September 29, 2015.

Final Index Level:

As determined by the Calculation Agent, (a) on the Final Valuation Date or the Call Valuation Date, the arithmetic mean of the Index Levels measured on each Trading Day during the Final Valuation Period or the Call Valuation Period, as applicable, or (b) on any other date of determination, including any Redemption Valuation Date, the Index Level on such date.

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Index Level:

On any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (“NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Level will be the closing level of the Index as calculated by the IV Calculation Agent.

ETN Performance Factor

As determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the Index Level as of such date and the denominator of which is equal to the Initial Index Level.

Monthly Tracking Fee:	As of any date of determination, an amount per ETN equal to the product of (i) 0.07% (equivalent to 0.84% per annum) and (ii) the ETN Performance Factor as of the immediately preceding Trading Day.

Accrued Tracking Fee:

(1) The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the product of (a) the Monthly Tracking Fee as of the first Coupon Valuation Date multiplied by (b) a fraction, the numerator of which is the total number of calendar days from and excluding the Initial Settlement Date to and including the first Coupon Valuation Date, and the denominator of which is 30.

(2) The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first Coupon Valuation Date is an amount equal to the sum of (a) the Monthly Tracking Fee as of such Coupon Valuation Date plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(3) The Accrued Tracking Fee as of any other date of determination, including the Final Valuation Date, the Call Valuation Date or any Redemption Valuation Date, as applicable, is an amount equal to (a) the product of (i) the Monthly Tracking Fee as of such date multiplied by (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such date, and the denominator of which is 30, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

Reference Distribution Amount:

(a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding September 29, 2015 to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Stub Reference Distribution Amount:	(a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that

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a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.

Tracking Fee Shortfall:

As of any Coupon Valuation Date, the difference between the Accrued Tracking Fee and the Reference Distribution Amount, to the extent that the Reference Distribution Amount calculated on such date is less than the Accrued Tracking Fee calculated on such date.

Reference Holder:

As of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date multiplied by (2) the Initial Index Level divided by 25. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.

“record date”

With respect to a dividend or distribution for an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.

“ex-dividend date”

With respect to a dividend or distribution for an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.

Closing Indicative Value:	The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00.

The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day minus (d) the Accrued Tracking Fee as of such Trading Day.

The Closing Indicative Value of the ETNs on June 3, 2016 was  $26.7732 and the closing price on June 3, 2016 on the NYSE Arca (ticker symbol: “MLTI”) was $26.7799.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs” in this pricing supplement.

Although the Closing Indicative Value approximates the Cash Settlement Amount and the Call Settlement Amount of the ETNs at any given time, it is neither the Cash Settlement Amount nor the Call Settlement Amount, and the Cash Settlement Amount and the Call Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:

•                    The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Levels during the Final Valuation Period and the Call Valuation Period, respectively, and not the Index Level on a single day;

•                    The relevant Index Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Level used to calculate the Closing Indicative Value;

•                    The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

•                    The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.

In addition, the Closing Indicative Value does not approximate the Redemption Settlement Amount because it is not reduced by the Redemption Fee and the Final Index Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

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Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. It is calculated using the same formula as the Closing Indicative Value, except that the Index Performance Ratio is calculated based on the most recently reported intraday level of the Index at such time rather than the Final Index Level.

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time, the Intraday Indicative Value at that time, and on all future days, will be zero. See “Valuation of the Index and the ETNs — Intraday Indicative Value of the ETNs”.

Indicative Value Symbols of the ETNs:

The Closing Indicative Value and the Intraday Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “MLTIIV <INDEX>” and under the Yahoo! Finance ticker symbol “^MLTI-IV”.

Final Valuation Period:	The five Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Coupon Valuation Date:

The last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was October 30, 2015.

Coupon Record Date:	The ninth Business Day following the corresponding Coupon Valuation Date.

Coupon Ex-Date:

With respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date).

Index Divisor:

As of any date of determination, the divisor used by the IV Calculation Agent to calculate the level of the Index, as further described under “The NYSE Multi-Asset High Income Index — Index Construction — Calculation of the Index.”

Business Day:

Any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.

Trading Day:	Any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.

Calculation Agent:	Credit Suisse International (“CSi”)

IV Calculation Agent:	NYSE Arca

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Index Sponsor:	NYSE Group, Inc.

Final Valuation Date:	September 25, 2035, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustments.

Redemption Valuation Date:	The Trading Day following the applicable Redemption Notice Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Call Valuation Date:	A date specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustments.

Listing:	The ETNs are listed on NYSE Arca under the ticker symbol “MLTI.”

CUSIP Number:	22539T399

ISIN:	US22539T3995

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You should read this pricing supplement together with the accompanying prospectus supplement dated May 4, 2015 and the prospectus dated May 4, 2015, relating to our Medium-Term Notes of which these ETNs are a part. This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. ETN-16, dated September 29, 2015, in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-16/A and the documents listed below in making your decision to invest in the ETNs. We have not authorized anyone to provide you with information that is different. You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus supplement dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000104746915004333/a2224570z424b2.htm

Prospectus dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000104746915004331/a2224623z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated May 4, 2015, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated May 4, 2015.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs repurchased by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs?

The ETNs are senior unsecured medium-term notes issued by us with a return linked to the performance of the price return version of the NYSE Multi-Asset High Income Index. The Index measures the performance of a diversified basket of up to 120 publicly-traded securities that have historically paid high dividends or distributions. The Index Constituents must satisfy certain dividend or distribution yield and frequency criteria, liquidity criteria and other eligibility requirements. As of June 3, 2016, the Index included 11 business development companies (the “BDCs”) (having a target weighting of 15% of the Index), 20 U.S. mortgage real estate investment trusts (the “Mortgage REITs”) (having a target weighting of 15% of the Index), 20 real estate investment trusts, excluding Mortgage REITs (the “REITs”) (having a target weighting of 10% of the Index), 50 U.S.-listed equities, including ADRs (the “U.S.-Listed Equities”) (having a target weighting of 10% of the Index) and 15 exchange-traded funds (“ETFs”) (having a target weighting of 50% of the Index). Five of the ETFs invest in international equities (the “International Equities ETFs”, together with the BDCs, the Mortgage REITS, the REITs, and the U.S.-Listed Equities, the “Equities”) (having a target weighting of 10% of the Index), two of the ETFs invest in high yield bonds (the “High Yield Bond ETFs”) (having a target weighting of 15% of the Index), three of the ETFs invest in emerging markets bonds (the “Emerging Markets Bond ETFs”) (having a target weighting of 12.5% of the Index) and five of the ETFs invest in preferred stocks and convertible bonds (the “Preferred Stock/Convertible Bond ETFs”, together with the High Yield Bond ETFs and the Emerging Markets Bond ETFs, the “Fixed Income, Bonds, and Related Assets”) (having a target weighting of 12.5% of the Index). The following table shows the Sectors included in the Index and corresponding Sector target weightings:

Asset Class	Asset Class Weighting	Sector	Sector Securities	Number of Constituents	Sector Target Weighting
Equities	60%	BDCs	BDCs	11	15%
		Mortgage REITs	Mortgage REITs	20	15%
		REITs	REITs	20	10%
		U.S.-listed Equities	U.S.-Listed Equities	50	10%
		International Equities	5 International Equities ETFs (DWX, EDIV, SDIV, IDV, DEM)	5	10%
Fixed Income,	40%	High Yield Bonds	2 High Yield Bond ETFs (HYG, JNK)	2	15%

Asset Class	Asset Class Weighting	Sector	Sector Securities	Number of Constituents	Sector Target Weighting
Bonds and Related Assets
		Emerging Markets Bonds	3 Emerging Markets Bond ETF (PCY, EMB, EMLC)	3	12.5%
		Preferred Stock/Convertible Bonds	5 Preferred Stock/Convertible Bond ETFs (PFF, PGX, PGF, PSK, CWB)	5	12.5%

For a detailed description of the Index, see “The NYSE Multi-Asset High Income Index” beginning on page PS-35.

We refer to the securities that the Index tracks as the “Index Constituents”. We refer to the securities held by the ETFs as the “ETF Constituents”.

The ETNs do not guarantee any return of your investment. Instead, unless the ETNs are earlier redeemed or called, on the Maturity Date you may receive a cash payment equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of the Final Valuation Date plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Tracking Fee as of the Final Valuation Date. We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is less than zero, the Cash Settlement Amount will be zero. You may lose some or all of your investment. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces the Cash Settlement Amount, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment.  If you purchased your ETNs at a price higher than the Stated Principal Amount, this will further increase your losses in these circumstances.

The “Stated Principal Amount” of each ETN is $25.00.

On each Coupon Payment Date, for each ETN you hold on the applicable Coupon Record Date, you may receive a cash payment equal to the excess, if any, of the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and a Tracking Fee Shortfall, as described below, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date.  If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount. The Coupon Amount will be paid on the Coupon Payment Date to the holder of an ETN as of the applicable Coupon Record Date.

The Index Performance Ratio will be calculated as follows:

Final Index Level
Initial Index Level

where the “Initial Index Level” is 858.3704.

Unlike ordinary debt securities, the ETNs do not guarantee any return of the Stated Principal Amount on the Maturity Date, Call Settlement Date or any Redemption Settlement Date. You are not guaranteed any Coupon Amount.

The ETNs are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the level of the Index on the Final Valuation Date, the Call Valuation Date, or any Redemption Valuation Date, as the case may be, is lower than the Initial Index Level or if the level of the Index on the Final Valuation Date, the Call Valuation Date, or any Redemption Valuation Date, as the case may be, does not increase, relative to the Initial Index Level, by an amount sufficient to offset the Accrued Tracking Fee and the Redemption Fee, if applicable.

For a further description of how your payment on the Maturity Date, any Redemption Settlement Date or Call Settlement Date will be calculated, see “Specific Terms of the ETNs — Cash Settlement Amount at Maturity,” “— Our Call Right” and “— Early Redemption at the Option of the Holders” beginning on page PS-57.

Early Redemption

Subject to your compliance with the procedures described below, you may submit a request to have us redeem your ETNs, in whole or in part, on any Trading Day commencing on September 30, 2015 through and including the Final Redemption Notice Date, which will be September 18, 2035, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders”, provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount (as described below). You must comply with the redemption procedures described below in order to redeem your ETNs. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for early redemption with those of other investors to reach this minimum amount of 50,000 ETNs. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

Upon early redemption, you will receive per ETN a cash payment on the third Business Day following the relevant Redemption Valuation Date (the “Redemption Settlement Date”) equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of the Redemption Valuation Date plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date minus (d) the Accrued Tracking Fee as of the Redemption Valuation Date, minus (e) the Redemption Fee. We refer to this cash payment as the “Redemption Settlement Amount.” If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. You may lose some or all of your investment upon early redemption. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) and the Redemption Fee reduce your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of Stated Principal Amount represented by the Accrued Tracking Fee and the Redemption Fee, less any Coupon Amounts or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon early redemption.

Redemption Notice Date: The Trading Day that a Redemption Notice, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” is delivered. If a Redemption Notice is delivered on a day that is not a Trading Day, then the Redemption Notice Date shall be the next Trading Day. Any applicable Redemption Notice Date is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Redemption Procedures

To redeem your ETNs prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice, in substantially the form of Annex A, to us by email no later than 4:00 p.m. (New York City time) on the applicable Redemption Notice Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

Our Call Right

On any Business Day on or after October 15, 2015 through and including the Maturity Date, we may, at our option, redeem all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the Call Settlement Date specified in the Call Notice. Upon early redemption in the event we exercise this right, you will receive a cash payment per ETN equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of the Call Valuation Date plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Tracking Fee as of the Call Valuation Date. We refer to this cash payment as the “Call Settlement Amount.”  The Call Settlement Date will be the third Business Day following the Call Valuation Date. You may lose some or all of your investment upon our call. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon our call.

Call Valuation Period: The five Trading Days ending on and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Selected Risk Considerations

An investment in the ETNs involves risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Constituents. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page PS-18.

•         You may lose some or all of your investment — The ETNs are fully exposed to any decline in the level of the Index. If the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity, upon early redemption or upon our call.

•         The amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall) and the Redemption Fee, if applicable, will reduce the payment, if any, you will receive at maturity, upon early redemption or upon our call — Because the Accrued Tracking Fee reduces your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the Stated Principal Amount represented by the Accrued Tracking Fee and the Redemption Fee, as applicable, less any Coupon Amounts or any Stub Reference Distribution Amount, as applicable, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the amount of your investment in the ETNs. If the increase in the level of the Index, as measured by the Final

Index Level compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee and the Redemption Fee, as applicable, less any Coupon Amounts or any Stub Reference Distribution Amount, as applicable, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment on the Maturity Date, the Call Settlement Date or any Redemption Settlement Date.  If you purchased your ETNs at a price that is higher than the Stated Principal Amount, your losses will be increased in such circumstances.

•         You are not guaranteed to receive a Coupon Amount — You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee. In addition, any Tracking Fee Shortfall will reduce the Coupon Amount, if any, for the following Coupon Valuation Date.

•         The Cash Settlement Amount or Call Settlement Amount, as applicable, will be based on the arithmetic mean of Index Levels over several Trading Days — The Cash Settlement Amount and the Call Settlement Amount will be based on the Index Performance Ratio, which, in turn, will be calculated using the Final Index Level.  For purposes of calculating the Cash Settlement Amount and the Call Settlement Amount, the Final Index Level will be the arithmetic mean of the Index Levels measured on each Trading Day during the Final Valuation Period or the Call Valuation Period, and may therefore vary from the Index Level on any given day.

•         Market risk — The return on the ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

•         Risk of declining interest rates — The value of the Index may decline when interest rates fall to the extent that the Index Constituents are exposed to floating interest rates. This decline can occur because the Index Constituents may subsequently invest in lower-yielding assets as assets in their respective portfolios mature or their portfolio assets are substituted, or to the extent the market value of the Index Constituents declines relative to that of higher-yielding assets. In addition, to the extent that the Index Constituents pay dividends or distributions based on income from floating rate assets, these dividends or distributions, and therefore the Coupon Amount, would be reduced if interest rates decline.

•         Risk of rising interest rates — The value of the Index may decline when interest rates rise. As interest rates rise, the value of any fixed-rate assets held by the Index Constituents is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making their prices more volatile than securities with shorter durations. For example, the eligibility criteria for the securities included in the indices that underlie the Fixed Income, Bonds and Related Assets ETFs, which each mandate that each security must have a minimum term remaining to maturity for continued eligibility, means that, at any time, only longer-term securities underlie the Fixed Income, Bonds and Related Assets ETFs, which thereby increases the risk that rising interest rates will negatively affect the value of the underlying securities and, consequently, the value of the Fixed Income, Bonds and Related Assets ETFs. To the extent the Index Constituents invest a substantial portion of their assets in fixed-income assets with longer-term maturities, rising interest rates may cause the value of the Index Constituents’ investments, and therefore the level of the Index, to decline significantly. Additionally, the value of the Index may decline when interest rates rise to the extent that Index Constituents are exposed to borrowing costs. As interest rates rise, the cost of borrowing is likely to increase, and if Index Constituents, such as Mortgage REITs, borrow significantly, rising borrowing costs may cause the value of the Index Constituents, and therefore the Index, to decline significantly.

•         Our credit risk — The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any Cash Settlement Amount, Call Settlement Amount or any Redemption Settlement Amount, depends on our ability to satisfy our obligations as they come due. As a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs prior to the Maturity Date, the Call Settlement Date or any Redemption Settlement Date, as applicable. In addition, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs.

•         A trading market for the ETNs may not develop — Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop. Certain of our affiliates may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell any additional ETNs. We may suspend or cease issuances and sales of the ETNs at any time, at our sole discretion.

•         Minimum redemption amount — In order to exercise your redemption right, you must elect to redeem at least 50,000 ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for early redemption with those of other investors to reach this minimum requirement.

•         Your redemption election is irrevocable — You will not be able to rescind your election to redeem your ETNs after we receive your Redemption Notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer because the Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

•         Uncertain tax treatment — No ruling has been requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs.  There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement.  See “Material U.S. Federal Income Tax Considerations.”  In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts.  Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs.  Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETN, including possible alternative treatments to those described in this Pricing Supplement.

•         Our Call Right — We may elect to redeem all outstanding ETNs at any time on or after October 15, 2015, as described under “Specific Terms of the ETNs — Our Call Right” beginning on page PS-59. If we exercise our Call Right, the Call Settlement Amount may be less than the Stated Principal Amount of your ETNs.

•         Limited performance history — The Index was launched on March 30, 2015. As a result, the Index has a limited performance history. It is uncertain how the Index will perform in the future.

•         Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable on the Maturity Date, the Call Settlement Date or any Redemption Settlement Date, as applicable, may bear little relation to the historical performance of the Index.

•         Owning the ETNs is not the same as owning any of the Index Constituents or ETF Constituents — As an owner of the ETNs, you will not have the rights that investors in the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents underlying the Index or the securities underlying the ETFs. The value of an ETF will reflect transaction costs and fees that the ETF Constituents do not have.

•         The Closing Indicative Value and the Intraday Indicative Value are not the same as the market price or any other trading price of the ETNs in the secondary market — The Closing Indicative Value and the Intraday Indicative Value are not the same as the market price or trading price, or any other price at which you may be able to sell your ETNs in the secondary market, if a secondary market exists. The Closing Indicative Value represents the value of the ETNs as of the close of the relevant Trading Day and is an approximation (with important differences because of averaging and redemption fees) of the Cash Settlement Amount, Call Settlement Amount or any Redemption Settlement Amount, as applicable. The Intraday Indicative Value of the ETNs is designed to provide information on the performance of the Index and its impact on the ETNs at a given time during the relevant Trading Day. The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred and is continuing.  The Intraday Indicative Value will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Index Level, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a

Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time less applicable commissions and other broker costs, if a secondary market exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price (less broker costs) at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the indicative value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time.

•         Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses if you sell the ETNs at a time when the trading price of the ETNs is no longer at a premium to such indicative values or if the ETNs are called — Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses if you sell the ETNs at a time when such premium is no longer present in the market place or such ETNs are called, in which case you will receive a cash payment in an amount based on the average of the Index Level during the Call Valuation Period. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop the issuance or sales of such additional ETNs, or if we subsequently resume issuance or sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the trading price of the ETNs relative to the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and the Intraday Indicative Value with the then-prevailing trading price of the ETNs. You should never assume you will be able to sell your ETNs at a premium over the Intraday Indicative Value or Closing Indicative Value.

•         Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as our agent for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the Index Level, the Closing Indicative Value and the Redemption Fee, where applicable, and make determinations with respect to Market Disruption Events and the replacement of the Index with a Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

•         We are subject to Swiss regulation — As a Swiss bank, we are subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects us to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that we are over-indebted, have serious liquidity problems or no longer fulfill capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert our debt instruments and other liabilities into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, those measures may adversely affect the terms and market value of the ETNs and/or our ability to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

•         We have no obligation to issue additional ETNs and may cease or suspend sales of the ETNs — As further described under “Specific Terms of the ETNs — Further Issuances” on page PS-65, we have the right, but not the obligation, to issue additional ETNs once the initial distribution is complete.  We also reserve the right to cease or suspend sales of the ETNs from our inventory at any time after the inception date. If we choose not to issue additional ETNs or to cease or suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may impact the liquidity and price of the ETNs in the secondary market.  As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time.  In such circumstances, it is also possible that the secondary market price of the ETNs may vary, perhaps substantially, from the Cash Settlement Amount, any Redemption Settlement Amount or the Call Settlement Amount.  Any secondary market transactions in ETNs at such a time may adversely affect sellers of ETNs, if they sell below those values, or purchasers, if they purchase ETNs above such values.

•         Many economic and market factors will affect the value of the ETNs — The value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•                  the level of the Index at any time,

•                  the expected volatility of the Index,

•                  the level of the distributions made by the Index Constituents during the term of the ETNs,

•                  prevailing market prices and forward volatility levels of the stock markets on which the Index Constituents are listed or traded, and prevailing market prices of options on the Index or any other financial instruments related to the Index,

•                  economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Constituents are listed or traded,

•                  supply and demand for the ETNs in the secondary market, including but not limited to inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),

•                  interest and yield rates and rate spreads in the markets,

•                  the time remaining until your ETNs mature, and

•                  our actual or perceived creditworthiness.

The ETNs may be a suitable investment for you if:

•         You seek an investment with a return linked to the performance of the Index, which is intended to provide exposure to a diversified basket of publicly-traded securities that historically have paid high dividends or distributions.

•         You believe the level of the Index will increase during the term of the ETNs by an amount sufficient to offset the Accrued Tracking Fee and any Redemption Fee, as applicable, less any Coupon Amount or any Stub Reference Distribution Amount

•         You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are called.

•         You are willing to accept the risk that you may lose some or all of your investment.

•         You are willing to actively and frequently monitor your investment in the ETNs.

•         You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.

•         You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and financial markets generally.

•         You are willing to hold securities that may be redeemed early by us, pursuant to our Call Right.

•         You are willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly.

•         You are willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•         You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.

•         You seek current income from your investment, or you are willing to accept the risk that you may not receive any Coupon Amounts.

•         You are not seeking an investment for which there will be an active secondary market.

•         You are comfortable with our creditworthiness as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•         You do not seek an investment with a return linked to the performance of the Index, which is intended to provide exposure to a diversified basket of publicly-traded securities that historically have paid high dividends or distributions.

•         You believe that the level of the Index will decline during the term of the ETNs or the level of the Index will not increase by an amount sufficient to offset the Accrued Tracking Fee and any Redemption Fee, as applicable, less any Coupon Amounts or any Stub Reference Distribution Amount.

•         You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are called.

•         You are not willing to accept the risk that you may lose some or all of your investment.

•         You are not willing to actively and frequently monitor your investment in the ETNs.

•         You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•         You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.

•         You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•         You are not willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly.

•         You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•         You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.

•         You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.

•         You seek an investment for which there will be an active secondary market.

•         You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the Index Constituents?

No. As an owner of the ETNs, you will not have the rights that investors in the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs.

Who calculates and publishes the Index?

The level of the Index is calculated by NYSE Arca and disseminated by NYSE Arca approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 5:30 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Trading Day. Index information, including the Index level, is available from NYSE and Bloomberg under the symbol NYMLTI. Index levels can also be obtained at http://indices.nyx.com. The Index has a limited history, thus the historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Redemption Valuation Date or Call Valuation Date, as the case may be.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material U.S. Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the Closing Indicative Value, the Final Index Level and the Redemption Fee, where applicable, and will make certain determinations that may impact the value of the ETNs, including with respect to Market Disruption Events and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors — There are potential conflicts of interest between you and the Calculation Agent” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of the Index Constituents, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, including certain exchange-traded notes we issue, or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or upon our call of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors — Trading and other transactions by us or our affiliates in the Index Constituents, futures, options, ETFs or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs” and “Risk Factors — Our or our affiliates’ business activities may create conflicts of interest” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) in connection with the purchase of the ETNs, such plan or retirement account is paying no more, and receiving no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Internal Revenue Code of 1986 (the “Code”) or (B) its acquisition and holding of the ETNs is not prohibited under ERISA or the Code or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each monthly Coupon Payment Date over a hypothetical period of five months. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the ETNs on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Month	ETN Performance Factor	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Tracking Fee (excluding Tracking Fee Shortfall accrued from previous month, if any) as of the applicable Coupon Valuation Date*	Accrued Tracking Fee (including Tracking Fee Shortfall accrued from previous month, if any) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the Following Month
1	$25.25	$0.1541	$0.0177	$0.0177	$0.1364	$0.0000
2	$25.56	$0.1585	$0.0179	$0.0179	$0.1406	$0.0000
3	$24.89	$0.0135	$0.0174	$0.0174	$0.0000	$0.0039
4	$24.71	$0.0049	$0.0173	$0.0212	$0.0000	$0.0163
5	$25.08	$0.1478	$0.0176	$0.0339	$0.1139	$0.0000

* Assumes that the total number of calendar days in each month is 30.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the ETNs — Coupon Payment.”

Hypothetical Payment at Maturity, Upon Our Call or Upon Early Redemption

The following examples illustrate how the ETNs would perform at maturity, upon early redemption or upon our call, in hypothetical circumstances. We have included examples in which the Index Level increases at a constant rate of 5% per year through maturity (Example 1), as well as examples in which the Index Level decreases at a constant rate of 5% per year through maturity (Example 2). In addition, Example 3 shows the Index Level increasing by 4% per year for the first 10 years and then decreasing by 5% per year for the next 15 years, whereas Example 4 shows the reverse scenario of the Index Level decreasing by 4% per year for the first 15 years, and then increasing by 5% per year for the next 10 years. For ease of analysis and presentation, the following examples assume that the term of the ETNs is 20 years, no Coupon Amount was paid during the term of the ETNs, the Reference Distribution Amount for each applicable period is zero and no Stub Reference Distribution Amount will be paid at maturity or upon our call. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity, upon our call or upon early redemption, under different circumstances. Because the Accrued Tracking Fee takes into account the performance of the Index, as measured by the Index Level, the absolute level of the Accrued Tracking Fee is dependent on the path taken by the Index Level to arrive at its ending level. The Cash Settlement Amount figures for year 20 are as of the hypothetical Final Valuation Date, and given the indicated assumptions, a holder will receive payment at maturity, upon early redemption or upon our call, in the indicated amount, according to the indicated formula.

Example 1.

Assumptions:

Annualized Tracking Fee Rate:	0.84% per annum
Stated Principal Amount:	$25.00
Initial Index Level:	1000.00
Redemption Fee Rate:	0.125%

Year End	Final Index Level	ETN Performance Factor	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee*	Call Settlement Amount/Cash Settlement Amount	Redemption Settlement Amount
A	B	C	D	E	F	G
		$25.00 x (B/Initial Index Level)	C x Annualized Tracking Fee Rate	Cumulative Total of D*	C – E	F – (C x Redemption Fee Rate)
1	1050.0000	$26.2500	$0.2205	$0.2205	$26.0295	$25.9967
2	1102.5000	$27.5625	$0.2315	$0.4520	$27.1105	$27.0760
3	1157.6250	$28.9406	$0.2431	$0.6951	$28.2455	$28.2093
4	1215.5063	$30.3877	$0.2553	$0.9504	$29.4373	$29.3993
5	1276.2816	$31.9070	$0.2680	$1.2184	$30.6886	$30.6488
6	1340.0956	$33.5024	$0.2814	$1.4998	$32.0026	$31.9607
7	1407.1004	$35.1775	$0.2955	$1.7953	$33.3822	$33.3382
8	1477.4554	$36.9364	$0.3103	$2.1056	$34.8308	$34.7846
9	1551.3282	$38.7832	$0.3258	$2.4314	$36.3518	$36.3034
10	1628.8946	$40.7224	$0.3421	$2.7734	$37.9489	$37.8980
11	1710.3394	$42.7585	$0.3592	$3.1326	$39.6259	$39.5724
12	1795.8563	$44.8964	$0.3771	$3.5097	$41.3867	$41.3306
13	1885.6491	$47.1412	$0.3960	$3.9057	$43.2355	$43.1766
14	1979.9316	$49.4983	$0.4158	$4.3215	$45.1768	$45.1149
15	2078.9282	$51.9732	$0.4366	$4.7581	$47.2151	$47.1502
16	2182.8746	$54.5719	$0.4584	$5.2165	$49.3554	$49.2872
17	2292.0183	$57.3005	$0.4813	$5.6978	$51.6027	$51.5310
18	2406.6192	$60.1655	$0.5054	$6.2032	$53.9623	$53.8871
19	2526.9502	$63.1738	$0.5307	$6.7339	$56.4399	$56.3609
20	2653.2977	$66.3324	$0.5572	$7.2910	$59.0414	$58.9585

* Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	165.33%
Annual Index Return	5.00%
Annual Return on ETNs**	4.38%

** Assumes that the ETNs were redeemed.

Example 2.

Assumptions:

Annualized Tracking Fee Rate:	0.84% per annum
Stated Principal Amount:	$25.00
Initial Index Level:	1000.00
Redemption Fee Rate:	0.125%

Year End	Final Index Level	ETN Performance Factor	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee*	Call Settlement Amount/Cash Settlement Amount	Redemption Settlement Amount
A	B	C	D	E	F	G
		$25.00 x (B/Initial Index Level)	C x Annualized Tracking Fee Rate	Cumulative Total of D*	C – E	F – (C x Redemption Fee Rate)
1	950.0000	$23.7500	$0.1995	$0.1995	$23.5505	$23.5208
2	902.5000	$22.5625	$0.1895	$0.3890	$22.1735	$22.1453
3	857.3750	$21.4344	$0.1800	$0.5691	$20.8653	$20.8385
4	814.5063	$20.3627	$0.1710	$0.7401	$19.6225	$19.5971
5	773.7809	$19.3445	$0.1625	$0.9026	$18.4419	$18.4177
6	735.0919	$18.3773	$0.1544	$1.0570	$17.3203	$17.2973
7	698.3373	$17.4584	$0.1467	$1.2036	$16.2548	$16.2330
8	663.4204	$16.5855	$0.1393	$1.3430	$15.2426	$15.2218
9	630.2494	$15.7562	$0.1324	$1.4753	$14.2809	$14.2612
10	598.7369	$14.9684	$0.1257	$1.6010	$13.3674	$13.3487
11	568.8001	$14.2200	$0.1194	$1.7205	$12.4995	$12.4817
12	540.3601	$13.5090	$0.1135	$1.8340	$11.6750	$11.6582
13	513.3421	$12.8336	$0.1078	$1.9418	$10.8918	$10.8757
14	487.6750	$12.1919	$0.1024	$2.0442	$10.1477	$10.1325
15	463.2912	$11.5823	$0.0973	$2.1415	$9.4408	$9.4263
16	440.1267	$11.0032	$0.0924	$2.2339	$8.7693	$8.7555
17	418.1203	$10.4530	$0.0878	$2.3217	$8.1313	$8.1182
18	397.2143	$9.9304	$0.0834	$2.4051	$7.5252	$7.5128
19	377.3536	$9.4338	$0.0792	$2.4844	$6.9495	$6.9377
20	358.4859	$8.9621	$0.0753	$2.5596	$6.4025	$6.3913

*Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	-64.15%
Annual Index Return	-5.00%
Annual Return on ETNs**	-6.59%

** Assumes that the ETNs were redeemed.

Example 3.

Assumptions:

Annualized Tracking Fee Rate:	0.84% per annum
Stated Principal Amount:	$25.00
Initial Index Level:	1000.00
Redemption Fee Rate:	0.125%

Year End	Final Index Level	ETN Performance Factor	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee*	Call Settlement Amount/Cash Settlement Amount	Redemption Settlement Amount
A	B	C	D	E	F	G
		$25.00 x (B/Initial Index Level)	C x Annualized Tracking Fee Rate	Cumulative Total of D*	C – E	F – (C x Redemption Fee Rate)
1	1040.0000	$26.0000	$0.2184	$0.2184	$25.7816	$25.7491
2	1081.6000	$27.0400	$0.2271	$0.4455	$26.5945	$26.5607
3	1124.8640	$28.1216	$0.2362	$0.6818	$27.4398	$27.4047
4	1169.8586	$29.2465	$0.2457	$0.9274	$28.3190	$28.2825
5	1216.6529	$30.4163	$0.2555	$1.1829	$29.2334	$29.1954
6	1265.3190	$31.6330	$0.2657	$1.4486	$30.1843	$30.1448
7	1315.9318	$32.8983	$0.2763	$1.7250	$31.1733	$31.1322
8	1368.5691	$34.2142	$0.2874	$2.0124	$32.2018	$32.1591
9	1423.3118	$35.5828	$0.2989	$2.3113	$33.2715	$33.2270
10	1480.2443	$37.0061	$0.3109	$2.6221	$34.3840	$34.3377
11	1406.2321	$35.1558	$0.2953	$2.9174	$32.2384	$32.1944
12	1335.9205	$33.3980	$0.2805	$3.1980	$30.2000	$30.1583
13	1269.1244	$31.7281	$0.2665	$3.4645	$28.2636	$28.2239
14	1205.6682	$30.1417	$0.2532	$3.7177	$26.4240	$26.3863
15	1145.3848	$28.6346	$0.2405	$3.9582	$24.6764	$24.6406
16	1088.1156	$27.2029	$0.2285	$4.1867	$23.0162	$22.9822
17	1033.7098	$25.8427	$0.2171	$4.4038	$21.4389	$21.4066
18	982.0243	$24.5506	$0.2062	$4.6100	$19.9406	$19.9099
19	932.9231	$23.3231	$0.1959	$4.8059	$18.5171	$18.4880
20	886.2769	$22.1569	$0.1861	$4.9921	$17.1649	$17.1372

* Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	-11.37%
Annual Index Return	-0.60%
Annual Return on ETNs**	-1.87%

** Assumes that the ETNs were redeemed.

Example 4.

Assumptions:

Annualized Tracking Fee Rate:	0.84% per annum
Stated Principal Amount:	$25.00
Initial Index Level:	1000.00
Redemption Fee Rate:	0.125%

Year End	Final Index Level	ETN Performance Factor	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee*	Call Settlement Amount/Cash Settlement Amount	Redemption Settlement Amount
A	B	C	D	E	F	G
		$25.00 x (B/Initial Index Level)	C x Annualized Tracking Fee Rate	Cumulative Total of D*	C – E	F – (C x Redemption Fee Rate)
1	960.0000	$24.0000	$0.2016	$0.2016	$23.7984	$23.7684
2	921.6000	$23.0400	$0.1935	$0.3951	$22.6449	$22.6161
3	884.7360	$22.1184	$0.1858	$0.5809	$21.5375	$21.5098
4	849.3466	$21.2337	$0.1784	$0.7593	$20.4744	$20.4478
5	815.3727	$20.3843	$0.1712	$0.9305	$19.4538	$19.4283
6	782.7578	$19.5689	$0.1644	$1.0949	$18.4740	$18.4496
7	751.4475	$18.7862	$0.1578	$1.2527	$17.5335	$17.5100
8	721.3896	$18.0347	$0.1515	$1.4042	$16.6305	$16.6080
9	692.5340	$17.3133	$0.1454	$1.5496	$15.7637	$15.7421
10	664.8326	$16.6208	$0.1396	$1.6892	$14.9316	$14.9108
11	698.0743	$17.4519	$0.1466	$1.8358	$15.6160	$15.5942
12	732.9780	$18.3244	$0.1539	$1.9898	$16.3347	$16.3118
13	769.6269	$19.2407	$0.1616	$2.1514	$17.0893	$17.0652
14	808.1082	$20.2027	$0.1697	$2.3211	$17.8816	$17.8564
15	848.5136	$21.2128	$0.1782	$2.4993	$18.7136	$18.6870
16	890.9393	$22.2735	$0.1871	$2.6864	$19.5871	$19.5593
17	935.4863	$23.3872	$0.1965	$2.8828	$20.5043	$20.4751
18	982.2606	$24.5565	$0.2063	$3.0891	$21.4674	$21.4367
19	1031.3736	$25.7843	$0.2166	$3.3057	$22.4787	$22.4464
20	1082.9423	$27.0736	$0.2274	$3.5331	$23.5405	$23.5066

* Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	8.29%
Annual Index Return	0.40%
Annual Return on ETNs**	-0.31%

** Assumes that the ETNs were redeemed.

You may receive Coupon Amounts during the term of the ETNs or a Stub Reference Distribution Amount at maturity, upon early redemption or upon our call. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the ETNs or any Stub Reference Distribution Amount you may be entitled to receive at maturity, upon early redemption or upon our call. If any Coupon Amounts were paid during the term of the ETNs or any Stub Reference Distribution Amount was paid at maturity, upon early redemption or upon our call, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Settlement Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts and/or the Cash Settlement Amounts, Call Settlement Amounts or Redemption Settlement Amounts would have been increased by the Stub Reference Distribution Amount).

We cannot predict the actual Index Level on any Trading Day or the market value of your ETNs, nor can we predict the relationship between the Index Level and the market value of your ETNs at any time prior to the Maturity Date. The actual amount that a holder of the ETNs will receive at maturity, upon early redemption or upon our call, as the case may be, and the rate of return on the ETNs will depend on the actual Final Index Level, the Accrued Tracking Fee and the Redemption Fee, if applicable, and whether any Coupon Amount was paid during the term of the ETNs or any Stub Reference Distribution Amount is payable at maturity, upon our call or upon early redemption. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, on the Maturity Date, the Call Settlement Date or the relevant Redemption Settlement Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Level, on any Trading Day, the Final Index Level, or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs. The hypothetical performance data shown above is for illustrative purposes only and does not represent the actual future performance of the ETNs.

RISK FACTORS

Your investment in the ETNs will involve risks. The ETNs are not secured debt and are riskier than ordinary unsecured debt securities. As described in more detail below, the trading price of the ETNs may vary considerably before the Maturity Date, due to, among other things, fluctuations in the markets to which the Index Constituents are tied and other events that are difficult to predict and beyond our control. Investing in the ETNs is not equivalent to investing directly in the Index Constituents or the Index itself. This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks as well as the risks described in the most recent combined Annual Report on Form 20-F of Credit Suisse Group AG and as incorporated by reference in the accompanying prospectus, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus, before investing in the ETNs.

You may lose some or all of your investment.

The ETNs are fully exposed to any decline in the level of the Index. If the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity, upon early redemption or upon our call.

The amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall) and the Redemption Fee, if applicable, will reduce the payment, if any, you will receive at maturity, upon early redemption or upon our call.

Even if the Final Index Level is greater than the Initial Index Level, you may receive less than the Stated Principal Amount of your ETNs due to the Accrued Tracking Fee and, if applicable, the Redemption Fee. If any net cash dividends or distributions that a Reference Holder would be entitled to receive from the Index Constituents are not sufficient to cover the Accrued Tracking Fee (based on a rate of 0.84% per annum), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall) will reduce the payment, if any, you will receive at maturity, upon early redemption or upon our call, which could result in a loss to you on your investment, even if the Final Index Level is greater than the Initial Index Level. In addition, if you redeem your ETNs prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the applicable ETN Performance Factor. If the Final Index Level, as compared to the Initial Index Level, decreases, or even if the Final Index Level, as compared to the Initial Index Level, increases but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Tracking Fee and any Redemption Fee, if applicable, you will receive less than the Stated Principal Amount of your ETNs at maturity, upon early redemption or upon our call. For more information on how the Accrued Tracking Fee and the Redemption Fee Amount affect the value of the ETNs, see “Hypothetical Examples.”

You are not guaranteed to receive a Coupon Amount.

You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee as of the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount as of a Coupon Valuation Date is greater than the Accrued Tracking Fee for such Coupon Valuation Date. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the Final Valuation Date.

Although the Index is designed to provide exposure to a diversified basket of publicly traded securities that historically have paid high dividends or distributions, no assurance can be given as to the amount, if any, of dividends or distributions that will be paid with respect to the Index Constituents. As a result, the Reference Distribution Amount will vary depending on the Index Constituents and the amount of dividends and distributions paid thereon. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The Final Index Level on the Final Valuation Date or the Call Valuation Date may be less than the Index Level on the Final Valuation Date or the Call Valuation Date.

The Final Index Level on the Final Valuation Date or the Call Valuation Date may be less than the Index Level on the Final Valuation Date or the Call Valuation Date, as applicable, because the Final Index Level is calculated based on the Index Levels measured on each Trading Day during the Final Valuation Period or the Call Valuation Period, as applicable. This difference could be particularly large if there is a significant increase in the Index Level after the start of the Final Valuation Period or the Call Valuation Period, as applicable.

We may redeem the ETNs prior to the Maturity Date.

On any Business Day on or after October 15, 2015, we may elect to redeem all, but not less than all, of the outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice. If we elect to redeem your ETNs pursuant to our Call Right, you may not be able to reinvest at comparable terms or returns.

If we exercise our Call Right prior to maturity, your payment on the Call Settlement Date may be less than the Closing Indicative Value at the time we gave the notice of our election to call the ETNs.

As discussed above, we have the right to redeem all, but not less than all, of the issued and outstanding ETNs by providing notice to holders of the ETNs starting on any Business Day on or after October 15, 2015 through and including the Maturity Date. We will provide notice at least sixteen (16) calendar days prior to the Call Settlement Date. The Call Settlement Amount per ETN will be equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of the Call Valuation Date plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of Call Valuation Date minus (d) the Accrued Tracking Fee as of the Call Valuation Date. The Call Valuation Period will be a period of five consecutive Trading Days to, and including, the Call Valuation Date. The Call Valuation Date will be a date specified in the Call Notice, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event. It is possible that the market prices of the relevant Index Constituents, and, as a result, the Final Index Level and, in turn, the Index Performance Ratio of the ETNs, may vary significantly between when we provide the Call Notice and the Call Valuation Date, including potentially as a result of our trading activities during this period, as described further under “Risk Factors—Trading and other transactions by us or our affiliates in the Index Constituents, futures, options, ETFs or other derivative products on such Index Constituents or the Index may impair the market value of the ETNs.” As a result, you may receive a Call Settlement Amount that is significantly less than the Closing Indicative Value on the Call Notice Date and may be less than the Stated Principal Amount of your ETNs or the amount of your initial investment in your ETNs.

The ETNs may not be a suitable investment for you.

The ETNs may not be a suitable investment for you if:

•         You do not seek an investment with a return linked to the performance of the Index, which is intended to provide exposure to a diversified basket of publicly-traded securities that historically have paid high dividends or distributions.

•         You believe that the level of the Index will decline during the term of the ETNs or the level of the Index will not increase by an amount sufficient to offset the Accrued Tracking Fee and any Redemption Fee, as applicable, less any Coupon Amounts or any Stub Reference Distribution Amount.

•         You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are called.

•         You are not willing to accept the risk that you may lose some or all of your investment.

•         You are not willing to actively and frequently monitor your investment in the ETNs.

•         You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•         You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.

•         You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•         You are not willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly.

•         You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•         You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.

•         You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.

•         You seek an investment for which there will be an active secondary market.

•         You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

There are restrictions on the minimum number of ETNs you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 ETNs, the minimum redemption amount, at one time. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of early redemption, substantially in the form of Annex A (the “Redemption Notice”), to us by email or other electronic delivery as requested by us. If the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Trading Day, the immediately following Trading Day will be the applicable Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the applicable Redemption Valuation Date will be the second following Trading Day. If we receive your Redemption Notice prior to 4:00 p.m., New York City time, on any Trading Day, we will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m., New York City time, on the Trading Day prior to the applicable Redemption Valuation Date. We or one of our affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective.

Notwithstanding the foregoing, we may, at our option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by us that a written indication of an offer for early redemption has otherwise been accepted by us. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by us.

Your ability to request early redemption of your ETNs may be deemed ineffective.

Your ability to request early redemption of your ETNs may be deemed ineffective if we deliver or have delivered a call notice, and your notice is received on any Trading Day after the fifth Trading Day preceding the Call Valuation Date. In such case, your ETNs will instead be redeemed at our option on the relevant Call Settlement Date.

You will not know the Redemption Settlement Amount at the time you elect to request that we redeem your ETNs.

You will not know the Redemption Settlement Amount you will receive at the time you elect to request that we redeem your ETNs. In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to us by email prior to 4:00 p.m., New York City time, and your broker must receive from us an acknowledgment of such Redemption Notice accepting your early redemption request by 7:30 p.m., New York City time, on the Trading Day prior to your desired Redemption Valuation Date. Your notice to us to redeem your ETNs is irrevocable. You will not know the Redemption Settlement Amount until the Redemption Valuation Date, which is the Trading Day following the Redemption Notice Date, and we will pay you the Redemption Settlement Amount, if any, on the Redemption Settlement Date, which is the third Business Day following the applicable Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we accept your early redemption request.

Risk of declining interest rates.

The value of the Index may decline when interest rates fall to the extent that the Index Constituents are exposed to floating interest rates. This decline can occur because the Index Constituents may subsequently invest in lower-yielding assets as assets in their respective portfolios mature or their portfolio assets are substituted, or to the extent the market value of the Index Constituents declines relative to that of higher-yielding assets. In addition, to the extent that the Index Constituents pay dividends or distributions based on income from floating rate assets, these dividends or distributions, and therefore the Coupon Amount, would be reduced if interest rates decline.

Risk of rising interest rates.

The value of the Index may decline when interest rates rise. As interest rates rise, the value of any fixed-rate assets held by the Index Constituents is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making their prices more volatile than securities with shorter durations. For example, the eligibility criteria for the securities included in the indices that underlie the Fixed Income, Bonds and Related Assets ETFs, which each mandate that each security must have a minimum term remaining to maturity for continued eligibility, means that, at any time, only longer-term securities underlie the Fixed Income, Bonds and Related Assets ETFs, which thereby increases the risk that rising interest rates will negatively affect the value of the underlying securities and, consequently, the value of the Fixed Income, Bonds and Related Assets ETFs. To the extent the Index Constituents invest a substantial portion of their assets in fixed-income assets with longer-term maturities, rising interest rates may cause the value of the Index Constituents’ investments, and therefore the level of the Index, to decline significantly. Additionally, the value of the Index may decline when interest rates rise to the extent that Index Constituents are exposed to borrowing costs. As interest rates rise, the cost of borrowing is likely to increase, and if Index Constituents, such as Mortgage REITs, borrow significantly, rising borrowing costs may cause the value of the Index Constituents, and therefore the Index, to decline significantly.

The ETNs are subject to the credit risk of Credit Suisse.

The ETNs are senior unsecured debt obligations of the issuer, Credit Suisse, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment at maturity, upon early redemption or upon our call, depends on our ability to satisfy our obligations as they come due. As a result, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads will affect the market value, if any, of the ETNs prior to maturity, upon early redemption or upon our call. In addition, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Changes in our credit ratings may affect the market value of the ETNs.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the ETNs. However, because the return on the ETNs is dependent upon certain factors in addition to our ability to pay our obligations on the ETNs, an improvement in our credit ratings will not reduce the other investment risks related to the ETNs. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the ETNs.

You have no rights or interests in any of the Index Constituents or rights to receive any equity securities.

Investing in the ETNs will not make you a holder of any rights or interest in an Index Constituent. Neither you nor any other holder or owner of the ETNs will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituents. The Cash Settlement Amount, the Call Settlement Amount or any Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents or the ETF Constituents. The value of an ETF will reflect transaction costs and fees that the ETF Constituents do not have.

The calculation of the Reference Distribution Amount and the Stub Reference Distribution Amount is based on net, rather than gross, cash distributions, which may result in a lower Coupon Amount.

The Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the net cash distributions, if any, that a Reference Holder of the Index Constituents would have received. This means that, if applicable, the cash distribution amounts that are used to calculate the Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for withholding taxes. Information about the relevant withholding tax rates that will be applied can be found at the Index Sponsor’s website at https://indices.nyx.com. Only the cash distributions of non-U.S. Index Constituents in the Index, if any, will reflect such withholding taxes. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount and the Stub Reference Distribution Amount were based on gross cash distributions. Such adjustments, if applicable, are made without regard to how Credit Suisse offsets or hedges its exposure arising from the issuance of the ETNs. In the event that the calculation of the Reference Distribution Amount or Stub Reference Distribution Amount is affected by any applicable withholding taxes, we will not compensate you for such reductions by paying the additional amounts described in the accompanying prospectus and prospectus supplement under “Description of Debt Securities — Payment of Additional Amounts”.

The market value of the ETNs may be influenced by many unpredictable factors.

The market value of your ETNs may fluctuate greatly during the term of the ETNs. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that, generally, the level of the Index will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include:

•         the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

•         the market prices of the Index Constituents; volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the companies whose common shares and preferred stock make up the Index and the ETFs included in the Index;

•         the dividend or distribution rates paid by the Index Constituents;

•         the prevailing prices and yields for the ETF Constituents of the Fixed Income, Bonds and Related Assets ETFs;

•         the time remaining to the maturity of the ETNs;

•         supply and demand for the ETNs, including to the extent affected by inventory positions held by us or any market maker;

•         economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index Constituents, or that affect markets generally; and

•         the actual and perceived creditworthiness of Credit Suisse.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor. Therefore, you may sustain a significant loss on your investment in the ETNs.

The Index comprises securities chosen based in part on their recent dividend or distribution yields.

The Index Constituents have been chosen based in large part on their recent dividend or distribution yields, which reflects financial performance from only the recent past and is no guarantee of future performance. The Index Constituents may not be the BDCs, REITs, Mortgage REITs, equities and ETFs with the highest yields in the market over the term of the ETNs, and thus may not result in relatively higher coupon payments and may result in no coupon payments at all. See “Risk Factors—You are not guaranteed to receive a Coupon Amount.” Furthermore, the methodology of the Index may not result in the highest yielding securities in such asset classes being included in the Index. Even if the Index achieves its intended purpose of providing exposure to Index Constituents that distribute relatively higher coupon payments throughout the term of the ETNs, the payment at maturity may be lower than the payment at maturity of securities linked to other indices that are composed of diversified asset classes and may result in a total return that is similar to, or lower than, securities linked to other indices that are composed of diversified asset classes.

The Index Constituents are not equally weighted and changes in the values of the Index Constituents may offset each other.

Because the Index Constituents are not equally weighted, the same percentage change in two or more Index Constituents will have different effects on the Final Index Level. For example, because the iShares iBoxx $ High ETF (NYSE Arca: HYG) and the SPDR Barclays High Yield Bond ETF (NYSE Arca: JNK) have a combined target weighting of 15% of the Index, any decrease in the value of these ETFs will have a significantly greater effect on the Final Index Level than a comparable percentage increase in the value of lesser weighted Index Constituents. In addition, because the ETNs are linked to an Index which tracks a diverse range of asset classes, price movements between the Index Constituents representing different asset classes may not correlate with each other. At a time when the value of an Index Constituent representing a particular asset class increases, the value of other Index Constituents representing a different asset class may not increase as much or may decline. Therefore, in calculating the level of the Index, increases in the values of some of the Index Constituents or asset classes may be moderated, or more than offset, by lesser increases or declines in the values of other Index Constituents or asset classes.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on March 30, 2015, and therefore has no performance history prior to that date. Because the Index has no history prior to March 30, 2015, little historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the ETNs. In addition, we are unable to provide hypothetical, or “back-tested”, Index returns; therefore you will not have any hypothetical data to consider when making an investment decision. The lack of hypothetical data may also make it difficult for you to evaluate the potential future performance of the Index.

Risk of investing in the real estate industry.

The Index is comprised of companies that invest, directly or indirectly, in real estate, such as REITs and Mortgage REITs, which subjects the value of the Index to many of the risks of owning real estate directly. Therefore, adverse economic, business or political developments affecting the value of real estate could have a major effect on the value of the ETNs.

Risk of investing in Mortgage REITs.

Mortgage REITs are exposed to the risks specific to the real estate market as well as the risks that relate specifically to the way in which Mortgage REITs are organized and operated. Mortgage REITs receive principal and interest payments from the owners of the mortgaged properties. Accordingly, Mortgage REITs are subject to the credit risk of the borrowers to whom they extend credit. Credit risk refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to a Mortgage REIT when due. To the extent that a Mortgage REIT invests in mortgage-backed securities offered by private issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the Mortgage REIT may be subject to additional risks. Timely payment of interest and principal of non-governmental issuers may be supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private insurers can meet their obligations under the applicable insurance policies or guarantees. Unexpected high rates of default on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to a Mortgage REIT. The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages. To the extent that a Mortgage REIT’s portfolio is exposed to lower-rated, unsecured or subordinated instruments, the risk of loss may increase, which may have a negative impact on the ETNs.

Mortgage REITs are subject to significant interest rate risk. Interest rate risk refers to fluctuations in the value of a Mortgage REIT’s investment in fixed rate obligations resulting from changes in the general level of interest rates. When the general level of interest rates goes up, the value of a Mortgage REIT’s investment in fixed rate obligations goes down. When the general level of interest rates goes down, the value of a Mortgage REIT’s investment in fixed rate obligations goes up.

Mortgage REITs typically use leverage and many are highly leveraged, which exposes them to leverage risk. Leverage risk refers to the risk that leverage created from borrowing may impair a Mortgage REIT’s liquidity, cause it to liquidate positions at an unfavorable time and increase the volatility of the values of securities issued by the Mortgage REIT. The use of leverage may not be advantageous to a Mortgage REIT. The success of using leverage is dependent on whether the investments made using the proceeds of leverage exceed the cost of using leverage. To the extent that a Mortgage REIT incurs significant leverage, it may incur substantial losses if its borrowing costs increase. Borrowing costs may increase for any of the following reasons: short-term interest rates increase; the market value of a Mortgage REIT’s assets decrease; interest rate volatility increases; or the availability of financing in the market decreases. During periods of adverse market conditions the use of leverage may cause a Mortgage REIT to lose more money than would have been the case if leverage was not used.

Mortgage REITs are subject to prepayment risk, which is the risk that borrowers may prepay their mortgage loans at faster than expected rates. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise. These faster than expected payments may adversely affect a Mortgage REIT’s profitability because the Mortgage REIT may be forced to replace investments that have been redeemed or repaid early with other investments having a lower yield. Additionally, rising interest rates may cause the duration of a Mortgage REIT’s investments to be longer than anticipated and increase such investments’ interest rate sensitivity.

Mortgage REITs, like all REITs, are subject to special U.S. federal tax requirements. A REIT’s failure to comply with these requirements may negatively affect its performance.

Mortgage REITs may be dependent upon their management skills and may have limited financial resources. Mortgage REITs are generally not diversified and may be subject to heavy cash flow dependency, default by borrowers and self-liquidation. In addition, transactions between Mortgage REITs and their affiliates may be subject to conflicts of interest which may adversely affect a Mortgage REIT’s unitholders.

Risk of investing in small- and medium-capitalization companies.

The Index is comprised of BDCs that are small- and medium-capitalization companies. Such companies may be more volatile and more likely than large-capitalization companies to have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in securities of larger companies.

Risks of investing in ETFs.

The value of an ETF may not accurately track the value of the securities in which such ETF invests.

Although the trading characteristics and valuations of an ETF will usually mirror the characteristics and valuations of the securities in which such ETF invests, its value may not accurately track the value of such securities. The value of an ETF will reflect transaction costs and fees that the ETF Constituents do not have. Accordingly, the performance of an ETF may not be equal to the performance of the ETF Constituents during the term of the ETNs. In addition, although an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such ETF or that there will be liquidity in the trading market.

Fluctuation of an ETF’s NAV.

The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of its ETF Constituents. The market prices of an ETF may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of an ETF may differ from its NAV per unit; the ETF may trade at, above or below its NAV per unit. Accordingly, an ETF’s NAV may not be an accurate measure of the ETNs’ returns from such ETF.

Failure of the ETF to track the level of its underlying index.

While an ETF is designed and intended to track the level of a specific index (an “underlying index”), various factors, including fees and other transaction costs, will prevent the ETF from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the ETF will not be equal to the performance of its underlying index during the term of the ETNs.

Risks of ETFs that invest in fixed income securities.

Ten of the Index Constituents are Fixed Income, Bonds and Related Assets ETFs that attempt to track the performance of indices composed of fixed income securities, including high yield corporate bonds and emerging market sovereign bonds. Investing in the ETNs, which are linked to the Fixed Income, Bonds and Related Assets ETFs, differs significantly from investing directly in bonds themselves and holding them until maturity since the values of the Fixed Income, Bonds and Related Assets ETFs fluctuate, at times significantly, during each trading day based upon the current market prices of the underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed income securities, including those underlying the Fixed Income, Bonds and Related Assets ETFs, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The eligibility criteria for the securities included in the indices that underlie the Fixed Income, Bonds and Related Assets ETFs, which each mandate that each security must have a minimum term remaining to maturity for continued eligibility, means that, at any time, only longer-term securities underlie the Fixed Income, Bonds and Related Assets ETFs, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Fixed Income, Bonds and Related Assets ETFs. As a result, rising interest rates may cause the value of the bonds underlying the Fixed Income, Bonds and Related Assets ETFs, the Fixed Income, Bonds and Related Assets ETFs and, therefore, the ETNs, to decline.

Interest rates are subject to volatility due to a variety of factors, including:

•         sentiment regarding underlying strength in the U.S. and global economies;

•         expectations regarding the level of price inflation;

•         sentiment regarding credit quality in the U.S. and global credit markets;

•         central bank policies regarding interest rates; and

•         the performance of U.S. and foreign capital markets.

In addition, the prices of the Fixed Income, Bonds and Related Assets ETF Constituents are significantly influenced by the creditworthiness of the issuers of the bonds. Such Fixed Income, Bonds and Related Assets ETF Constituents may have their credit ratings downgraded, including a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on a variety of bonds and, as a result, the prices of such bonds dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the ETNs, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of the Fixed Income, Bonds and Related Assets ETFs and the ETNs.

Risks of ETFs that invest in high yield bonds.

The iShares iBoxx $ High Yield Corporate Bond ETF (NYSE Arca: HYG) and the SPDR Barclays High Yield Bond ETF (NYSE Arca: JNK) invest in U.S. dollar high yield corporate bonds and are therefore subject to high yield securities risk, being the risk that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or municipalities or by highly leveraged (indebted) firms or municipalities, which are generally less able than more financially stable firms or municipalities to make scheduled payments of interest and principal.

Risks of ETFs that invest in preferred stock.

The ETNs are linked to ETFs that invest in preferred stocks. Generally, preferred stockholders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred stocks are subordinated to bonds and other debt instruments in a company’s capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on preferred stocks typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred stocks at any time. In the event an issuer of preferred stocks experiences economic difficulties, the issuer’s preferred stocks may lose substantial value due to the reduced likelihood that the issuer’s board of directors will declare a dividend and the fact that the preferred stocks may be subordinated to other securities of the same issuer. There is a chance that the issuer of preferred stocks will default (fail to make scheduled dividend payments on the preferred stocks or scheduled interest payments). In addition, because some preferred stocks may pay dividends at a fixed rate, the market price can be sensitive to changes in interest rates in a manner similar to bonds — that is, as interest rates rise, the value of the preferred stocks is likely to decline. To the extent that the Preferred Stock/Convertible Bond ETFs invest a substantial portion of their assets in fixed rate preferred stocks, rising interest rates may cause the value of the Preferred Stock/Convertible Bond ETFs’ investments to decline significantly.

Risks associated with the financial services sector.

The financial services sector includes companies engaged in banking, commercial and consumer finance, investment banking, brokerage, asset management, custody or insurance. Because the Index includes U.S. equities, Mortgage REITs, BDCs and ETFs, which may operate in or invest in the financial services sector, the ETNs are sensitive to changes in, and its performance may depend on, the overall condition of the financial services sector. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates as well as by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector could result in a change of the Index’s exposure to financial institutions. Developments in the credit markets since the financial crisis beginning in 2008 have caused companies operating in the financial services sector to incur large losses, experience declines in the value of their assets and even cease operations.

Risks associated with foreign securities markets.

The ETNs are linked to ETFs that invest in stocks and bonds issued by foreign issuers. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. issuers involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings in non-U.S. issuers, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. issuers than about those U.S. issuers that are subject to the reporting requirements of the SEC, and non-U.S. issuers are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting issuers. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. issuers or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Risks associated with emerging market debt issuers.

The ETNs are linked to shares of the PowerShares Emerging Markets Sovereign Debt ETF (NYSE Arca: PCY), the iShares J.P. Morgan USD Emerging Markets Bond ETF (NYSE Arca: EMB) and the Market Vectors Emerging Markets Local Currency Bond ETF (NYSE Arca: EMLC), and therefore, are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market issuers may be more volatile and may be affected by market developments differently than U.S. issuers. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market issuers. Economic, social, political, financial and military factors could, in turn, negatively affect such issuers’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market issuers or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the ETNs are susceptible, before making a decision to invest in the ETNs.

Risks associated with the energy industry.

Some of the U.S. equities and ETFs included in the Index are engaged in or exposed to the energy industry, including the oil and gas sector. Equities in the energy industry are significantly affected by a number of factors including:

•         worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

•         changes in tax or other laws affecting master limited partnerships generally;

•         regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

•         changes in the relative prices of competing energy products;

•         the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

•         decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

•         risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products; and

•         uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

•         general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index Constituents to decline during the term of the ETNs.

Currency exchange rate risk.

The ETNs are linked to ETFs that invest in securities that are traded and quoted in foreign currencies on non-U.S. markets. Additionally, certain American Depository Receipts (“ADRs”) and non-U.S. securities listed in the United States may be eligible to be Index Constituents. Therefore, holders of the ETNs will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of such countries may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. securities strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security in the portfolios of such ETFs or in the Index, as applicable. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the securities in which such ETFs invest or the value of such Index Constituents will be adversely affected and the value of the ETNs may decrease.

The Coupon Amount, Reference Distribution Amount and Stub Reference Distribution Amount may be subject to currency exchange rate risk.

The Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the net cash distributions, if any, of the Index Constituents. Coupon Amounts, if any, are based on the Reference Distribution Amount and will be paid in U.S. dollars. In the event that some of the net cash distributions on the Index Constituents are paid in non-U.S. dollar currencies, such distributions will be converted into U.S. dollars by the Calculation Agent as described under “Specific Terms of the ETNs” and, consequently, will be subject to currency exchange rate risk.

Your exposure to currency exchange rate risk, if any, will depend on the extent to which the non-U.S. dollar currency strengthens or weakens against the U.S. dollar. If the U.S. dollar strengthens against the relevant non-U.S. dollar currency, the U.S. dollar value of the Index Constituent’s net cash distributions will be adversely affected and the Coupon Amount, Reference Distribution Amount and Stub Reference Distribution Amount will be reduced.

Foreign currency exchange rates vary over time, and may vary considerably during the term of the ETNs. Changes in a particular currency exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•         rates of inflation;

•         interest rate levels;

•         the balance of payments among countries;

•         the extent of government surpluses or deficits in the relevant foreign country and the United States;

•         government or central bank intervention, or intervention by supranational entities, in each case in the foreign exchange or other financial markets; and

•         other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance. See “Specific Terms of the ETNs” for more information about cash distributions.

NYSE Arca may, in its sole discretion, discontinue the public disclosure of the intraday value of the Index and the Index Level, and the Index Sponsor may adjust the Index in a way that affects the Index Level.

The ETNs are listed on the NYSE Arca. NYSE Group, Inc. serves as the Index Sponsor and the IV Calculation Agent, NYSE Arca, is responsible for calculating and publishing the Index. NYSE Arca is not under any obligation to continue to calculate and publish the intraday value of the Index and the Index Level or required to calculate similar values for any Successor Index. Additionally, NYSE Arca may alter, discontinue or suspend calculation or dissemination of the Index. If NYSE Arca discontinues such public disclosure, we may not be able to provide the intraday values related to the Index required to maintain any listing of the ETNs on the NYSE Arca. If the ETNs are not approved for listing, or if they are approved and later become delisted, the liquidity of the market for the ETNs may be materially and adversely affected and you may sustain significant losses if you sell your ETNs in the secondary market. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the Index Level, and the Index Sponsor does not have any obligation to consider your interests. The Index Sponsor can add, delete or substitute the Index Constituents or make other methodological changes that could change the Index Level. You should realize that the changing of Index Constituents may affect the Index, as a newly added Index Constituent may perform significantly better or worse than the Index Constituent or Index Constituents it replaces.

Any of these actions could adversely affect the value of the ETNs. NYSE Arca does not have any obligation to consider your interests in calculating the Index, and the Index Sponsor does not have any obligation to consider your interests in revising the Index. See “The NYSE Multi-Asset High Income Index.”

The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 50,000 ETNs.

As stated on the cover of this prospectus supplement, we sold a portion of the ETNs following the Initial Trade Date, and the remainder of the ETNs may be offered and sold from time to time, through CSSU, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the ETNs. We may suspend or cease sales of the ETNs at any time, at our sole discretion. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to redeem your ETNs prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any Redemption Settlement Date.

Changes that affect the composition and calculation of the Index will affect the market value of the ETNs and the Redemption Settlement Amount.

The amount payable on the ETNs and their market value could be affected if NYSE Arca, in its sole discretion, discontinues or suspends calculation of the Index, in which case it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the Index Level or the Final Index Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Level or Final Index Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on the date when the Index Level or Final Index Level is required to be determined, the Calculation Agent will determine the relevant Index levels using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The NYSE Multi-Asset High Income Index — Corporate Actions.”

Historical levels of the Index should not be taken as an indication of future performance during the term of the ETNs.

The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity, upon early redemption or upon our call, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement. The performance of the Index Constituents will determine the Final Index Level on any given Redemption Settlement Date, the Maturity Date, the Call Settlement Date or the Index Level at other times during the term of the ETNs. As a result, it is impossible to predict whether the Index Level will rise or fall.

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses.

The ETNs are listed on NYSE Arca. However, we are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. Certain affiliates of Credit Suisse may engage in limited purchase and resale transactions in the ETNs, although they are not required to do so and may stop at any time. If an active secondary market develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Even if an active secondary market for the ETNs develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your ETNs in the secondary market, you may have to do so at a discount from the issue price and you may suffer significant losses.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early repurchase right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of (i) the Stated Principal Amount multiplied by (ii) the Index Performance Ratio as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day minus (d) the Accrued Tracking Fee as of such Trading Day. If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs”.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or the ETNs are called. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.

The Closing Indicative Value may differ materially from the Cash Settlement Amount, the Call Settlement Amount and the Redemption Settlement Amount.

Although the Closing Indicative Value approximates the Cash Settlement Amount and the Call Settlement Amount of the ETNs on any given day, it is not the Cash Settlement Amount or the Call Settlement Amount, and the Cash Settlement Amount and Call Settlement Amount, as applicable, are likely to differ materially.  This is because:

•                  The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Levels during the Final Valuation Period or the Call Valuation Period, as applicable, and not the Index Level on a single day;

•                  The relevant Index Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Level used to calculate the Closing Indicative Value;

•                  The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

•                  The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Reference Distribution Amount and the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.

In addition, the Closing Indicative Level does not approximate the Redemption Settlement Amount because the former is not reduced by the Redemption Fee and the Final Index Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Trading and other transactions by us or our affiliates in the Index Constituents, futures, options, ETFs or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs.

As described below under “Supplemental Use of Proceeds and Hedging” on page PS-66, Credit Suisse or its affiliates may hedge their obligations under the ETNs by purchasing the Index Constituents, futures or options on the Index Constituents or the Index, or ETFs or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituents, futures, options, or ETFs or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituents and/or the level of the Index and, therefore, the market value of the ETNs. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or our affiliates may also engage in trading in the Index Constituents and other investments relating to the Index Constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituents and the level of the Index and, therefore, the market value of the ETNs. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituents or the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the ETNs.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the level of the Index Constituents, the Index or the market value of the ETNs.

We and our affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the ETNs, or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs. Any research, opinions or recommendations expressed by us or our affiliates may not be consistent with each other and may be modified from time to time without notice. The ETNs are linked to an Index that is intended to measure the performance of a diversified basket of publicly-traded securities that historically have paid high dividends or distributions. Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

Our or our affiliates’ business activities may create conflicts of interest.

As noted above, we and our affiliates expect to engage in trading activities related to the Index and the Index Constituents that are not for the account of holders of the ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the ETNs and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the ETNs.

An Index Constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the ETNs. An Index Constituent may also be removed from the Index, as described under “The NYSE Multi-Asset High Income Index.”

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, Credit Suisse International, will serve as the Calculation Agent. Credit Suisse International will, among other things, decide the amount of the return paid out to you on the ETNs at maturity, upon early redemption or upon our call. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the ETNs — Calculation Agent” on page PS-60. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituents or the Index has occurred or is continuing on a day during the Call Valuation Period or the Final Valuation Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment of whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Final Index Level and thus the applicable Redemption Settlement Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable valuation period.

The determination of the Final Index Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Valuation Period or the Call Valuation Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Level on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date, the Call Valuation Date or the applicable Redemption Valuation Date for the ETNs be postponed by more than three Trading Days. As a result, the applicable Redemption Settlement Date, the Call Settlement Date or the Maturity Date for the ETNs could also be postponed, although not by more than three Trading Days. If the Final Valuation Date, the Call Valuation Date, or the applicable Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Valuation Period or the Call Valuation Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Valuation Period or the Call Valuation Period, or on the Redemption Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the ETNs — Market Disruption Event.”

We and our affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with NYSE Group, Inc., the Index Sponsor (except for the licensing arrangements discussed under “The NYSE Diversified High Income Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the ETNs and the payment at maturity. The Calculation Agent may designate a Successor Index in its sole discretion. If the Calculation Agent determines in its sole discretion that no Successor Index comparable to the Index exists, the payment you receive at maturity, upon early redemption or upon our call will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the ETNs — Market Disruption Event” on page PS-61 and “Specific Terms of the ETNs —Calculation Agent” on page PS-60. The Index Sponsor is not involved in the offer of the ETNs in any way and has no obligation to consider your interest as an owner of the ETNs in taking any actions that might affect the market value of your ETNs.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. We have not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. You, as an investor in the ETNs, should make your own independent investigation into the Index Sponsor and the Index.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the ETNs, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any of the Index Constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which each is calculated and, therefore, may have an adverse effect on the market value of the ETNs. See “Specific Terms of the ETNs — Market Disruption Event.”

Credit Suisse is subject to Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts owed to you under the ETNs.

Significant aspects of the tax treatment of the ETNs are uncertain.

The United States federal income tax consequences of an investment in the ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs.  Some of these consequences are summarized below but you should read the more detailed discussion in “Material U.S. Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus, and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing ETNs, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such securities for all tax purposes as a pre-paid financial contract with respect to the Index.  Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement.  As discussed further below, the IRS has issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments (other than coupon payments) with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.

THE NYSE MULTI-ASSET HIGH INCOME INDEX

We have derived all information contained in this prospectus supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes to its Index Constituents, which govern the management and calculation of the Index, from publicly available sources, without independent verification. A rule book governing these matters, including the complete Index methodology, is published by NYSE Group, Inc., the Index Sponsor, and available at www.nyse.com/indices/rules. The rule book reflects the policies of, and is subject to change by, the Index Sponsor. We have not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor, and the Index Levels are calculated and published by NYSE Arca, the IV Calculation Agent. The NYSE Arca Index Committee is responsible for the day-to-day management of the Index and reviews all rule book modifications and Index Constituent changes. Neither the Index Sponsor nor the IV Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index measures the performance of a broad, diversified basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions. The Index’s features and construction seek to highlight income while the diversity of the Index Constituent sectors seeks to minimize volatility. The Index methodology incorporates minimum free float market capitalization, dividend yield and frequency, liquidity and asset class and sector weighting requirements. The Index is rebalanced quarterly to maintain the target weightings set forth in Table 1 below. The Index is a price return index (i.e., the reinvestment of dividends is not reflected in the Index). Net total return and gross total return versions of the Index are also calculated. As of June 3, 2016, the Index was comprised of 116 Index Constituents with the largest Index Constituent weighted at 8.26% and the smallest Index Constituent weighted at 0.01%. A list of the securities included in the Index as of June 3, 2016 is contained in Table 2 under “— Index Constituents” below. Current information about the Index Constituents is available at www.nyse.com/indices.

Historical Information

The Index was launched on March 30, 2015 (the “Index Commencement Date”). The base date for the Index is February 27, 2015 (the “Base Date”) and the base level is 1000.00. The Index has limited historical performance due to its recent launch date. You should make your own investigation of the Index, the Index Constituents and the performance history of the Index Constituents prior to investing in the ETNs. See “Risk Factors — There are uncertainties regarding the Index because of its limited performance history” and “Risk Factors — Historical levels of the Index should not be taken as an indication of future performance during the term of the ETNs.”

Index Constituent Criteria

Eligible Securities

To be included in the Index, each Index Constituent must be an “eligible security”, which are the following types of securities: (1) BDCs, (2) Mortgage REITs, (3) REITs, (4) U.S.-Listed Equities or (5) ETFs representing international equities, high yield bonds, emerging market bonds or preferred stocks and convertible bonds. We refer to BDCs, Mortgage REITs, REITs, U.S.-Listed Equities, international equities, high yield bonds, emerging markets bonds, preferred stocks and convertible bonds as “Sectors.” BDCs, Mortgage REITs, REITs and U.S.-Listed Equities are referred to as the “Non-ETF Sectors” and international equities, high yield bonds, emerging markets bonds, preferred stocks and convertible bonds are referred to as the “ETF Sectors.”

In addition, each Index Constituent must have its primary listing on the NYSE, NYSE MKT, NYSE Arca, NASDAQ Global Select, NASDAQ Global Market or NASDAQ Capital Market exchanges (the “Constituent Exchanges”).

The Index Constituents are then selected based on the Sector target weightings and the eligibility criteria described below under “— Sector Target Weightings” and “— Index Construction,” respectively. The ETFs currently included in the Index are described under “— Description of the ETF Constituents” below.

Only one class of listed security is permitted per issuer. Generally, the most active listed security (by volume) is used in situations where more than one listed security exists.

The following types of securities are excluded from the Index: (1) securities that are not primary-listed on the Constituent Exchanges, (2) for the U.S.-Listed Equities Sector, securities of companies that have less than $2.0 billion in free float market capitalization, (3) for the Non-ETF Sectors, any security that does not pay dividends on a monthly or quarterly frequency (for the avoidance of doubt, securities paying annual, semi-annual, irregular or no dividends will be excluded from the Index), (4) MLPs and LLCs classified as belonging to the energy sector; (5) royalty trusts, (6) exchange-traded notes, (7) for the Non-ETF Sectors, ETFs, (8) unit investment trusts and (9) closed-end funds.

Sector Target Weightings

Index Constituents are selected and added to the Index based on the allocations and weightings specified in the table below (see also Chart 1). The target weightings will not change other than as a result of price/value movements in the Index Constituents between the quarterly rebalancing described below. The Index Constituents will be rebalanced to the target weightings on a quarterly basis on each Review Date (as defined below), as described below under “— Index Review and Rebalancing”. Each Sector is mutually exclusive and a security can only be considered for inclusion in the Index in one Sector.

Table 1 — Asset Class and Sector Target Weightings

Asset Class	Asset Class Weighting	Sector	Sector Securities	Number of Constituents	Sector Target Weighting
Equities	60%	BDCs	BDCs	11	15%
		Mortgage REITs	Mortgage REITs	20	15%
		REITs	REITs	20	10%
		U.S.-listed Equities	U.S.-listed Equities	50	10%
		International Equities	5 International Equities ETFs (DWX, EDIV, SDIV, IDV, DEM)	5	10%
Fixed Income, Bonds and Related Assets	40%	High Yield Bonds	2 High Yield Bond ETFs (HYG, JNK)	2	15%
		Emerging Markets Bonds	3 Emerging Markets Bond ETF (PCY, EMB, EMLC)	3	12.5%
		Preferred Stock/Convertible Bonds	5 Preferred Stock/Convertible Bonds ETFs (PFF, PGX, PGF, PSK, CWB)	5	12.5%

Chart 1 — Sector Target Weightings

Business Development Companies 15%
Mortgage REITs 15%
REITs 10%
U.S.-listed Equities 10%
International Equities 10%
High Yield Bonds 15%
Emerging Markets Bonds 12.5%
Preferred Stock/Convertible Bonds 12.5%

Index Construction

Selection of Constituents in the Non-ETF Sectors:

All securities eligible for the Non-ETF Sectors are selected using the filters described below.

Filter #1

All securities eligible for the Non-ETF Sectors must first pass a “Liquidity Test”, which requires that each security’s Liquidity be greater than or equal to its Sector Liquidity Threshold, where:

Liquidity (for each security) = a security’s average daily traded value for last 60 Trading Days

Sector Liquidity Threshold = ($50,000,000 x Sector Target Weighting) / (Number of Constituents) / Liquidity Multiplier, where:

•                  Sector Target Weighting, for each Sector, is specified in Table 1 above

•                  Number of Constituents, for each Sector, is specified in Table 1 above

•                  Liquidity Multiplier = 0.20

Only those securities whose Liquidity passes the Liquidity Test remain eligible for inclusion and are subject to Filter #2.

Filter #2

The securities that meet the Liquidity Test above are further screened based on a “Yield Test”, which requires that each security’s Dividend Yield be less than or equal to its Sector Yield Cap, where:

Dividend Yield (for each security) = the sum of a security’s gross dividends that have gone ex-dividend over the prior 12 months, divided by that security’s closing price on the Review Date.

Sector Yield Cap (for each Sector) = Average Sector Dividend Yield x Yield Multiplier, where:

•                  Average Sector Dividend Yield = the average of the Dividend Yields of the eligible securities in each Sector

•                  Yield Multiplier = 2

Following the application of Filters #1 and #2, the remaining securities within each Sector are ranked by their Dividend Yields (from highest to lowest). For each Sector, the highest-ranking securities are chosen for inclusion in the Index based on the Number of Constituents permitted in each Sector as specified in the table above.

Selection of Constituents in the ETF Sector

The securities in the ETF Sector as of June 3, 2016 consist of those listed under “— Description of the ETF Constituents” below. Each such ETF, as well as any replacement ETF, can be replaced at quarterly reviews and rebalances by one or more ETFs that, in the opinion of the Index Committee, are in the same ETF Sector as that of the replaced ETF. Such replacements will only be made when an ETF in the Index has delisted.

Weighting of Index Constituents

Each Index Constituent is proportionally weighted within its specific Sector by its relative Liquidity (as defined above) within such Sector.

At quarterly reviews and rebalances, the number of shares to be included in the Index for each new or existing Index Constituent will be updated to reflect its respective weightings as determined in accordance with the proportional weighting described above.

Although free float market capitalization is utilized in some aspects of the initial Index universe determination, there will be no direct application on the Index weightings. There will also be no direct capping of Index Constituent weightings in the Index. Sectors weightings will be capped in accordance with the table above.

Calculation of the Index

The Index is calculated on a price return basis in accordance with the formula set forth below.

On any Index Calculation Date, t, the Index Value (Indext) is calculated as follows:

Index0 = 1000.00 (Base Index level)

D0 = 10,000.00 (Initial Index Divisor)

where:

t                    means the Index Calculation Date (t)

Dt            means the Index Divisor on Index Calculation Date (t)

Pi,t         means the price of the Index Constituent (i) on Index Calculation Date (t)

Qi,t       means the number of shares of Index Constituent (i) on Index Calculation Date (t)

The initial Index Divisor of 10,000.00 was based on the initial capitalization base of the Index and base level of 1000.00. The Index Divisor will be adjusted as a result of corporate actions and Index changes in order to maintain the Index level relative to changes in the Index market capitalization. See “— Corporate Actions” below.

Pursuant to an agreement entered into between the Index Sponsor and the IV Calculation Agent, the IV Calculation Agent will provide index calculation services with respect to the Index, including, but not limited to, calculation of intraday and closing values of the Index (each an “Index Value”).

Reference Prices and Dissemination of Index Values

The first Index Level is calculated and published around 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time) the most updated prices available at the time. In the case of Index Constituents that have a non-traded, halted or suspended status, or have not opened for the current day, the previous day’s reference prices shall be used, and for IPOs, buyouts and swap offers, estimated prices shall be used. Estimated prices are determined based on information provided by the relevant exchange or issuer.

The intraday level of the Index is calculated based on the latest traded price of each Index Constituent from within the regular trading session, normally 9:30 a.m. (New York City time). The level of the Index is in principle calculated and published every 15 seconds from 9:30 a.m. (New York City time) until 6:00 p.m. (New York City time) on those days on which the U.S. Equity Markets (NYSE, NASDAQ, NYSE MKT) are open for a full or partial day of trading.

The Index Level is calculated using the official closing price from the primary listing market for each Index Constituent. For Index Constituents that have non-traded, halted or suspended status, or have not opened for the current day, the previous day’s reference prices shall be used, and for IPOs, buyouts and swap offers, estimated prices shall be used. In the case of exceptional market conditions, the IV Calculation Agent reserves the right to utilize other prices in the calculation of the Index Level, as indicated below.

The IV Calculation Agent retains the right to delay the publication of the opening level of the Index. Furthermore, the IV Calculation Agent retains the right to suspend the publication of the level of the Index or to mark the indicative level of the Index if it believes that exceptional market conditions prevent the proper calculation of the Index.

If Index Constituent prices are cancelled, the Index will not be recalculated unless the IV Calculation Agent decides otherwise.

Index Review and Rebalancing

The Index Constituents have the target weightings shown in Table 1 above. Due to price/value movements in the Index Constituents, these weightings will fluctuate over time. To keep the Index from diverging from these target weightings for extended periods, the Index will be rebalanced quarterly before the open of trading on the first Trading Day of March, June, September and December (each, an “Effective Date”). The general purpose of the quarterly review of the Index is to ensure that the selection and weighting of the Index Constituents continues to reflect the intended asset allocations. The quarterly reviews and rebalances will occur at the close of trading on the third Trading Day prior to the Effective Date (the “Review Date”) using market data available at the close of trading on the Review Date. The inclusion of new Index Constituents and the weightings resulting from the quarterly review and rebalance will be announced at least two Trading Days prior to the Effective Date. For example, if December 1, 2015 is an

Effective Date, the corresponding Review Date is November 25, 2015 and the resulting Index Constituents will be announced no later than November 27, 2015 (assuming such dates are Trading Days). In the event of a takeover or other exceptional corporate actions, the IV Calculation Agent has the right to revise the Index Constituent selection from the time the announcement is published up to the close of trading on the Trading Day preceding the Effective Date. See “— Corporate Actions” below.

Index Governance

The NYSE Arca Index Committee (the “Index Committee”) is responsible for the day-to-day management of the Index and is comprised of a selected group of NYSE Group, Inc. employees.  The Index Committee reviews all rule book modifications and Index Constituent changes to ensure that they are made objectively and without bias.  The Index rules may be supplemented, amended in whole or in part, revised or withdrawn at any time. Supplements, amendments, revisions and withdrawals may also lead to changes in the way the Index is compiled or calculated or may affect the Index in another way. The Index Committee believes that information regarding rule book modifications and Index Constituent changes is material and can have an impact on the market. Consequently, all Index Committee discussions and decisions are confidential.

In cases which are not expressly covered by the Index rules, operational adjustments to the Index may be made in accordance with the Index’s objective of measuring the performance of a diversified basket of securities that historically have paid high dividends. Operational adjustments may also take place if, in the opinion of the Index Committee, it is desirable to do so to maintain a fair and orderly market in derivatives on this Index and/or the adjustment is in the best interests of the investors in products based on the Index and/or the proper functioning of the markets.

Corporate Actions

The Index may be adjusted in order to maintain the continuity of the Index level and its intended composition. Any adjustment to the Index is intended to ensure that the Index continues to reflect as closely as possible the Index’s objective of measuring the performance of a diversified basket of securities that typically pay high dividends. Adjustments will be made in response to events involving Index Constituents in order to mitigate or eliminate the effect of such event on the Index.

If an Index Constituent is removed from the Index due to any of the corporate actions described below, the Index Divisor will be decreased to maintain the Index level relative to the lower Index market capitalization. Index Constituents, including ETFs, that are removed intra-quarter will not be replaced until the next quarterly review and rebalancing. In between the quarterly reviews and rebalances, the number of shares of an Index Constituent will remain unchanged outside of the effects of corporate actions.

A Corporate Action may include any of the following events, and will result in the following adjustments:

•         Mergers and Acquisitions. If a takeover offer, merger, acquisition, liquidation, bankruptcy filing or similar situation will significantly affect the Index Constituent’s trading liquidity, the Index Constituent will be removed from the Index. Such removal would result in an Index Divisor decrease. In the case of a takeover that is paid primarily in shares, the Index Constituent may be replaced by the acquiring company. Such change would result in an Index Divisor decrease. In rare circumstances, where an Index Constituent has, in the opinion of the IV Calculation Agent, ceased to be a viable Index Constituent, the Index Constituent in question will either be removed or will be replaced by the acquiring company (if applicable). The IV Calculation Agent reserves the right to impose additional conditions for removal, if applicable.

•         Delistings, suspensions and Issuer distress. If trading in an Index Constituent is suspended or if it is subject to a special listing regime, the IV Calculation Agent will consider whether the Index Constituent should be removed on the understanding that a transitional period with a maximum of three months may be observed. When an Index Constituent is removed following suspension, it will be removed at its suspension price unless otherwise decided by the IV Calculation Agent.

•                  In the event that the trading in an Index Constituent is suspended, the last known price established during regular daytime trading on its Primary Exchange will be used.

•                  If an Index Constituent is to be delisted from an exchange, it will be removed from the Index as soon as possible and on a day announced by the IV Calculation Agent.

•                  The Index Constituent will be deleted from the Index based on either the last known price established during regular daytime trading or a non-zero price determined by the IV Calculation Agent, resulting in an Index Divisor decrease. In the latter case, the Index Constituent may also be deleted at USD 0, resulting in no change to the Index Divisor.

•         Corporate Spin-Offs. If the issuer of an Index Constituent undergoes a corporate spin-off (meaning a legal de-merger, a split-up or other situation which the IV Calculation Agent deems to be similar), the securities of the issuer(s) resulting from the spin-off, as well as those of the original issuer, will continue to be Index Constituents, provided that such securities meet Index eligibility requirements. In such cases, the Index may temporarily consist of fewer than or more than 120 Index Constituents until the next quarterly review and rebalance occurs.

•                  The removal of securities of any non-qualifying issuer resulting from a spin-off will take place after the close of trading on the first day of trading in the securities of that issuer. If all issuers resulting from the spin-off are to be removed, the removal will take place at the close of trading on the last trading day before the spin-off. Either scenario results in an Index Divisor decrease.

•         Newly Listed Securities. Newly listed securities are considered for inclusion in the Index at the next available quarterly review and rebalance. This results in either an Index Divisor increase or decrease, depending on whether the market cap of the new Index composition is greater or less than that of the old Index composition. Where the market cap of the new Index composition is greater than the old Index composition, the Index Divisor will be increased. Where the market cap of the new Index composition is less than the old Index composition, the Index Divisor will be decreased.

•         Dividends. The price return version of the Index will be adjusted for dividends that are considered special dividends. The adjustment of the Index takes place by a reduction of the closing price of the Index Constituent in question. Subsequently the Index Divisor will be decreased in order to maintain the Index level. The adjustments will be based on net dividend amounts. The criteria used to decide whether a dividend should be considered a special dividend are: (a) the declaration by an issuer of a dividend that is additional to those dividends declared as part of both the issuer’s normal results and normal dividend reporting cycle (for the avoidance of doubt, a mere adjustment in the timing of the declaration of an issuer’s expected dividend will not be considered a special dividend); or (b) the identification of an element of a dividend paid in line with both an issuer’s normal results and normal dividend reporting cycle as an element that is unambiguously additional to the issuer’s normal payment (e.g., the issuer includes a designated special cash dividend as part of an ordinary dividend during its normal dividend reporting cycle).

•                  No adjustment will be made for (a) payment of ordinary dividends, irrespective of how they are financed; (b) issuance of redeemable shares/units or any other entitlement in lieu of an ordinary dividend, or (c) unexpected increase or decrease, resumption or cessation, or change in frequency to an ordinary dividend.

•         Rights Issues and Other Rights. In the event of a rights issue, the new shares of the affected Index Constituent will be included in the Index on the ex-date of the rights issue and an adjusted closing price will be applied, as calculated by the IV Calculation Agent. The adjustment will be made based on the number of shares of the affected Index Constituent currently in the Index. The Index Divisor will be increased or decreased in such a way that the level of the Index remains the same. The new shares are added only if (i) less than 0.4 new shares are issued for every share currently held; and (ii) the new shares are fungible with the existing line of shares (e.g. no dividend disadvantage). Otherwise the Index is adjusted based on the value of the rights only. The Index will be adjusted only if the rights represent a positive value. Such adjustment results in a decreased Index Divisor. The Index will also be adjusted, and the Index Divisor decreased, if a value can be attributed to a subscription right for convertible bonds, bonds with warrants or warrants with preferential rights for shareholders or similar situations.

•         Bonus Issues, Stock Splits and Reverse Stock Splits. For bonus issues, stock splits and reverse stock splits, the number of shares of the affected Index Constituent in the Index will be adjusted in accordance with the ratio given in the corporate action. The Index Divisor will not be adjusted because of this. The IV Calculation Agent may regard a bonus issue as the issue of an entitlement in lieu of an ordinary dividend and therefore treat this in accordance with the treatment of dividends described above.

Market Disruption Events

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the closing price of the Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the Primary Exchange for each Index Constituent. If an exchange fails to open due to unforeseen circumstances, the Index will use the prior day’s closing prices. If all exchanges fail to open, the Index Sponsor may determine not to publish the Index for that day.

Historical Performance

The historical information presented below is based on the actual performance of the Index. Any historical upward or downward trend in value of the Index during the period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the ETNs. The historical Index returns do not give an indication of the future performance of the Index. Credit Suisse cannot make any assurance that the future performance of the Index will result in holders of the ETNs receiving a positive return on their investment.

The table below shows the historical annualized returns of the price return version and the total return version of the NYSE Multi-Asset High Income Index for 2015 from March 30, 2015 and for 2016 through June 3, 2016.

	Price Return		Total Return
Year	Ending Level	Annualized Return	Ending Level	Annualized Return
2015 (from 3/30/2015)	$860.44	-16.92%	$920.90	-10.21%
2016 (through 6/3/16)	$914.44	15.41%	$1005.26	22.92%

The table below shows the historical returns and annualized returns of the price return version and the total return version of the NYSE Multi-Asset High Income Index from March 30, 2015 through June 3, 2016.

	Price Return	Total Return
Return	-7.62%	0.63%
Annualized Return	-6.49%	0.53%

Historical results are not indicative of future results.

Historical information presented is as of June 3, 2016 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. See “Risk Factors — There are uncertainties regarding the Index because of its limited performance history” for a discussion of the risk that limited information is available to evaluate the potential future performance of the Index.

The graph below is based on the performance of the price return and total return versions of the Index.

Announcements

Changes to the Index methodology will be announced by an Index announcement which will be distributed via www.nyxdata.com and ftp2.nyxdata.com. and the inclusion of new Index Constituents and the weightings resulting from the quarterly review and rebalance will be announced at least two Trading Days prior to the effective date. Announcements detailing the removal of an Index Constituent will be made before 3:00 p.m. (New York City time) on the Trading Day preceding the Effective Date of its removal. In the case of a corporate event that could affect one or more Index Constituents, the intended treatment of the event will be announced before 3:00

p.m. (New York City time) on the Trading Day preceding the Effective Date of such treatment. Once the corporate action has taken place, the changes will be confirmed in a separate announcement on the morning of such Effective Date. Barring exception, a period of at least two months will pass between the date a proposed rule change is published and the date it comes into effect. Exceptions can be made only if the rule change is not in conflict with the interests of an affected party. Urgent treatments or late notices may require deviation from the standard timing described above.

Description of the ETF Constituents

A description of each ETF included in the Index as of the date of this prospectus supplement follows below. We are not incorporating by reference the websites or sources listed in this section nor are we incorporating by reference any of the material such websites or sources include in any disclosure documents.

International Equities ETFs

The SPDR S&P International Dividend ETF (“DWX”) seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the S&P International Dividend Opportunities Index, an index that is designed to measure the performance of the 100 highest dividend-yielding common stocks and ADRs listed in primary exchanges of countries included in the S&P/Citigroup Broad Market Index. The ETF is most heavily invested in the financials, telecommunication services and energy sectors and is most concentrated in the United Kingdom, Australia and Canada. The ETF generally invests substantially all, but at least 80%, of its total assets in the underlying index or in ADRs or Global Depository Receipts (“GDRs”). The ETF is passively managed, which means the ETF attempts to track the performance of an unmanaged index of securities. This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF employs a representative sampling strategy, which means that the ETF is not required to purchase all of the securities in the underlying index, but instead will purchase a subset of securities in the underlying index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the index (a “Representative Sampling Strategy”). The ETF’s investment adviser is SSgA Funds Management, Inc. and the underlying index is sponsored by S&P Dow Jones Indices LLC. More information regarding DWX can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=DWX.

The SPDR S&P Emerging Markets Dividend ETF (“EDIV”) seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the S&P Emerging Markets Dividend Opportunities Index, an index that tracks dividend paying securities of publicly-traded companies in emerging markets. The ETF is most heavily invested in the financials, telecommunications services and materials sectors and is most concentrated in Taiwan, Brazil and China. The ETF generally invests substantially all, but at least 80%, of its total assets in securities that comprise the underlying index or in ADRs or GDRs. EDIV is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is SSgA Funds Management, Inc. and the underlying index is sponsored by S&P Dow Jones Indices LLC. More information regarding EDIV can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=EDIV.

The Global X SuperDividend ETF (“SDIV”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Global SuperDividend™ Index. The Solactive Global SuperDividend™ Index tracks the performance of 100 equally weighted companies that rank among the highest dividend yielding equity securities in the world. The ETF is most heavily invested in REITs, utilities and telecommunications services industries and is most concentrated in the United States, Australia and Canada. The ETF invests at least 80% of its total assets in securities that comprise the underlying index, ADRs and GDRs. SDIV uses an indexing strategy that involves investing in the securities of the underlying index in approximately the same proportions as in the underlying index (a “Replication Strategy”). However, SDIV may utilize a Representative Sampling Strategy when a Replication Strategy might be detrimental to shareholders. The ETF’s investment adviser is Global X Management Company LLC and the underlying index is sponsored by Solactive AG. More information regarding SDIV can be located on the ETF’s website: http://www.globalxfunds.com/SDIV.

The iShares International Select Dividend ETF (“IDV”) seeks to track the price and yield performance of the Dow Jones EPAC Select Dividend Index, an index that tracks international, developed market, dividend-focused stocks. The ETF is most heavily invested in the financials, utilities and telecommunications sectors and is most concentrated in Australia, the United Kingdom and France. The ETF invests at least 90% of its assets in securities that comprise the underlying index and in depositary receipts representing securities that comprise the underlying index and may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, as well as in securities not included in the underlying index. IDV is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is BlackRock Fund Advisors and the underlying index is sponsored by S&P Dow Jones Indicies LLC. More information regarding IDV can be located on the ETF’s website: http://us.ishares.com/product_info/fund/overview/IDV.htm.

The WisdomTree Emerging Markets High Dividend Fund (“DEM”) seeks investment results that correspond to the price and yield performance, before fees and expenses, of the WisdomTree Emerging Markets High Dividend Index, a fundamentally weighted index that measures the performance of the highest dividend yielding stocks selected from companies within the WisdomTree Emerging Markets Dividend Index. The ETF is most heavily invested in the financials, energy and telecommunication services industries and is most concentrated in China, Russia and Taiwan. The ETF generally invests at least 95% of its total assets in component securities of the underlying index and investments that have economic characteristics that are substantially identical to the economic characteristics of such component securities. DEM is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is WisdomTree Asset Management, Inc. and the underlying index is sponsored by WisdomTree Investments, Inc. More information regarding DEM can be located on the ETF’s website: http://www.wisdomtree.com/etfs/fund-details.aspx?etfid=50.

High Yield Bond ETFs

The iShares iBoxx $ High Yield Corporate Bond ETF (“HYG”) seeks to track the price and yield performance, before fees and expenses, of the Markit iBoxx USD Liquid High Yield Index. The underlying index is a rules-based index consisting of liquid U.S. dollar-denominated, high yield corporate bonds for sale in the U.S., which is designed to provide a broad representation of the U.S. dollar-denominated high yield liquid corporate bond market. HYG is primarily invested in the oil and gas, consumer services and telecommunications sectors. HYG generally invests at least 90% of its assets in securities that comprise the underlying index and in investments that provide substantially similar exposure to the securities in the underlying index. HYG is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is BlackRock Fund Advisors and the underlying index is sponsored by Markit Indices Limited. More information regarding HYG can be located on the ETF’s website: http://us.ishares.com/product_info/fund/overview/HYG.htm.

The SPDR Barclays High Yield Bond ETF (“JNK”) seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Barclays High Yield Very Liquid Index, an index that is designed to measure the performance of publicly issued U.S. dollar denominated high yield corporate bonds with above-average liquidity. The ETF generally invests substantially all, but at least 80%, of its total assets in the securities comprising the underlying index or in securities determined to have economic characteristics that are substantially identical to the economic characteristics of the securities that comprise the underlying index. The ETF is most heavily invested in the industrial, utility and financial institutions sectors. JNK is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is SSgA Funds Management, Inc. and the underlying index is sponsored by Barclay’s, Inc. More information regarding JNK can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=jnk.

Emerging Markets Bond ETFs

The PowerShares Emerging Markets Sovereign Debt ETF (“PCY”) is based on the DB Emerging Market USD Liquid Balanced Index, which tracks the potential returns of a theoretical portfolio of liquid emerging markets U.S. dollar-denominated government bonds issued by approximately 22 emerging-market countries. PCY will generally invest at least 80% of its total assets in U.S. dollar-denominated government bonds from emerging market countries that comprise the underlying index. PCY is passively managed and employs a Replication Strategy. The ETF’s investment adviser is Invesco PowerShares Capital Management LLC and the underlying index is sponsored by Deutsche Bank Securities Inc. More information regarding PCY can be located on the ETF’s website: http://www.invescopowershares.com/products/overview.aspx?ticker=PCY.

The iShares J.P. Morgan USD Emerging Markets Bond ETF (“EMB”) seeks to track the investment results of the J.P. Morgan EMBI Global Core Index, an index composed of U.S. dollar-denominated, emerging market bonds. The methodology is designed to distribute the weight of each country within the underlying index by limiting the weights of countries with higher debt outstanding and reallocating this excess to countries with lower debt outstanding. The ETF is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is BlackRock Fund Advisors and the underlying index is sponsored by JPMorgan Chase & Co. More information regarding EMB can be located on the ETF’s website: https://www.ishares.com/us/products/239572/ishares-jp-morgan-usd-emerging-markets-bond-etf.

The Market Vectors Emerging Markets Local Currency Bond ETF (“EMLC”) seeks to replicate, before fees and expenses, the price and yield performance of the J.P. Morgan GBI-EMG Core Index. This index is comprised of bonds issued by emerging market governments and denominated in the local currency of the issuer. The ETF normally invests at least 80% of its total assets in securities that comprise the underlying index. The ETF is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is Van Eck Associates Corporation and the underlying index is sponsored by JPMorgan Chase & Co. More information regarding EMLC can be located on the ETF’s website: http://www.vaneck.com/funds/EMLC.

Preferred Stock/Convertible Bond ETFs

The iShares U.S. Preferred Stock ETF (“PFF”) seeks results that correspond generally to the price and yield performance, before fees and expenses, of the S&P U.S. Preferred Stock Index, which measures the performance of a selected group of preferred stocks listed on NYSE, NYSE Arca, NYSE Amex, NASDAQ Global Select Market, NASDAQ Select Market or the NASDAQ Capital Market. The ETF is most heavily invested in financial, banking and real estate companies. The ETF generally invests at least 90% of its assets in securities that comprise the underlying index and in depositary receipts representing securities of the underlying index. PFF is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is BlackRock Fund Advisors and the underlying index is sponsored by S&P Dow Jones Indices LLC. More information regarding PFF can be located on the ETF’s website: http://us.ishares.com/product_info/fund/overview/PFF.htm.

The PowerShares Preferred Portfolio (“PGX”) is based on The BofA Merrill Lynch Core Plus Fixed Rate Preferred Securities Index. The underlying index tracks the performance of fixed rate U.S. dollar denominated preferred securities, and includes both traditional and other preferred securities, including preferred securities issued by foreign companies in the form of ADRs, as well as senior and subordinate debt securities. PGX will normally invest at least 80% of its total assets in fixed rate U.S. dollar-denominated preferred securities that comprise the underlying index. PGX is passively managed and uses a Replication Strategy. PGX’s investment adviser is Invesco PowerShare Capital Management LLC and the underlying index is sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated. More information regarding PGX can be located on the ETF’s website: http://www.invescopowershares.com/products/overview.aspx?ticker=pgx.

The PowerShares Financial Preferred ETF (“PGF”) is based on the Wells Fargo Hybrid and Preferred Securities Financial Index. The underlying index is a market capitalization weighted index designed to track the performance of preferred securities traded in the U.S. market by financial institutions. PGF will normally invest at least 90% of its total assets in preferred securities that comprise the underlying index. PGF is passively managed and uses a Representative Sampling Strategy. PGF’s investment adviser is Invesco PowerShare Capital Management LLC and the underlying index is sponsored by Wells Fargo & Company. More information regarding PGF can be located on the ETF’s website: http://www.invescopowershares.com/products/overview.aspx?ticker=PGF.

The SPDR Wells Fargo Preferred Stock ETF (“PSK”) seeks to provide investment results that, before fees and expenses, correspond generally to the total return of the Wells Fargo Hybrid and Preferred Securities Aggregate Index. The underlying index is a modified market capitalization weighted index designed to measure the performance of non-convertible preferred stock and securities that are functionally equivalent to preferred stock, including, but not limited to, depositary preferred securities, perpetual subordinated debt and certain securities issued by banks and other financial institutions that are eligible for capital treatment. The ETF is most heavily invested in the financial sector. The ETF generally invests substantially all, but at least 80%, of its total assets in securities that comprise the underlying index. The ETF is passively managed, attempting to track the performance of an unmanaged index of securities, and uses a Representative Sampling Strategy. The ETF’s investment adviser is SSgA Funds Management, Inc. and the underlying index is sponsored by Wells Fargo & Company. More information regarding PSK can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=PSK.

The SPDR Barclays Convertible Securities ETF (“CWB”) seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Barclays Convertible Bond >$500MM Index, which is designed to represent the market of U.S. convertible securities, such as convertible bonds, with outstanding issue sizes greater than $500 million. The ETF is most heavily invested in the technology, consumer non-cyclical and finance sectors. The ETF generally invests substantially all, but at least 80%, of its total assets in the securities comprising the underlying index or in securities that have been determined to have economic characteristics that are substantially identical to the economic characteristics of the securities that comprise the underlying index. The ETF is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is SSgA Funds Management, Inc. and the underlying index is sponsored by Barclays, Inc. More information regarding EMLC can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=cwb.

Index Constituents

Table 2 — Index Constituents as of June 3, 2016

Name	Ticker	Sector	Weight

iShares iBoxx $ High Yield Corporate Bond Fund	HYG	High Yield Bonds	8.26%
iShares US Preferred Stock ETF	PFF	Preferred Stock/Convertible Bonds	8.08%
Ishares Jpmorgan Usd	EMB	Emerging Markets Bonds	7.27%
SPDR Barclays High Yield Bond ETF	JNK	High Yield Bonds	6.53%
Ishares Dow Jones International Select Dividend Index Fund	IDV	International Equities	4.60%
Ares Capital Corp	ARCC	BDCs	4.01%
PowerShares Emerging Markets Sovereign Debt Port	PCY	Emerging Markets Bonds	3.56%
American Capital Agency Corp	AGNC	mREITs	3.27%
Macerich Co	MAC	REITs	3.22%
Prospect Capital Corp	PSEC	BDCs	3.01%
WisdomTree Emerging Markets High Dividend Fund	DEM	International Equities	2.17%
Powershares Etf Fund Trusts Ii	PGX	Preferred Stock/Convertible Bonds	2.09%
New Residential Investment Corp	NRZ	mREITs	1.91%
VanEck Vectors JP Morgan EM Local Currency Bd ETF	EMLC	Emerging Markets Bonds	1.68%
Spdr S & P International Dividend Etf	DWX	International Equities	1.50%
Main Street Capital Corp	MAIN	BDCs	1.38%
Hatteras Financial Corp	HTS	mREITs	1.37%
FS Investment Corp	FSIC	BDCs	1.34%
Global X SuperDividend ETF	SDIV	International Equities	1.31%
Chimera Investment Corp	CIM	mREITs	1.29%
Two Harbors Investment Corp	TWO	mREITs	1.27%
Spdr Barclays Capital Convertible Securities Etf	CWB	Preferred Stock/Convertible Bonds	1.14%
LaSalle Hotel Properties	LHO	REITs	1.13%
Apollo Investment Corp	AINV	BDCs	1.11%
Senior Housing Properties Trust	SNH	REITs	1.05%
AT&T Inc	T	Equities	0.95%
Invesco Mortgage Capital Inc	IVR	mREITs	0.89%
Chevron Corp	CVX	Equities	0.88%
Sunstone Hotel Investors Inc	SHO	REITs	0.87%
Powershares Etf	PGF	Preferred Stock/Convertible Bonds	0.86%
BlackRock Capital Investment Corp	BKCC	BDCs	0.82%
Verizon Communications Inc	VZ	Equities	0.80%
CYS Investments Inc	CYS	mREITs	0.73%
Triangle Capital Corp	TCAP	BDCs	0.72%
Hospitality Properties Trust	HPT	REITs	0.71%
Apollo Commercial Real Estate Finance Inc	ARI	mREITs	0.69%
TPG Specialty Lending Inc	TSLX	BDCs	0.68%
ARMOUR Residential REIT Inc	ARR	mREITs	0.65%
Hercules Capital Inc	HTGC	BDCs	0.63%
Fifth Street Finance Corp	FSC	BDCs	0.62%

Name	Ticker	Sector	Weight

New Mountain Finance Corp	NMFC	BDCs	0.62%
PennyMac Mortgage Investment Trust	PMT	mREITs	0.53%
Caterpillar Inc	CAT	Equities	0.53%
Geo Group Inc	GEO	REITs	0.50%
Philip Morris International Inc	PM	Equities	0.50%
WP Glimcher Inc	WPG	REITs	0.49%
Capstead Mortgage Corp	CMO	mREITs	0.49%
ConocoPhillips	COP	Equities	0.48%
SPDR S&P Emerging Markets Dividend ETF	EDIV	International Equities	0.43%
Government Properties Income Trust	GOV	REITs	0.42%
Altisource Residential Corp	RESI	mREITs	0.40%
General Motors Co	GM	Equities	0.38%
Valero Energy Corp	VLO	Equities	0.38%
Western Digital Corp	WDC	Equities	0.35%
Occidental Petroleum Corp	OXY	Equities	0.34%
Lexington Realty Trust	LXP	REITs	0.34%
LyondellBasell Industries NV	LYB	Equities	0.33%
Sabra Health Care REIT Inc	SBRA	REITs	0.33%
Western Asset Mortgage Capital Corp	WMC	mREITs	0.32%
Duke Energy Corp	DUK	Equities	0.31%
Southern Co	SO	Equities	0.29%
Apollo Residential Mortgage Inc	AMTG	mREITs	0.29%
SPDR Wells Fargo Preferred Stock ETF	PSK	Preferred Stock/Convertible Bonds	0.28%
Macys Inc	M	Equities	0.26%
Select Income Reit	SIR	REITs	0.25%
New York Mortgage Trust Inc	NYMT	mREITs	0.22%
HP Inc	HPQ	Equities	0.20%
Ladder Capital Corp	LADR	mREITs	0.20%
FirstEnergy Corp	FE	Equities	0.19%
Best Buy Co Inc	BBY	Equities	0.18%
PPL Corp	PPL	Equities	0.18%
Mosaic Co	MOS	Equities	0.18%
International Paper Co	IP	Equities	0.17%
Murphy Oil Corp	MUR	Equities	0.16%
Global Net Lease Inc	GNL	REITs	0.16%
Orchid Island Capital Inc	ORC	mREITs	0.15%
Anworth Mortgage Asset Corp	ANH	mREITs	0.15%
Mattel Inc	MAT	Equities	0.15%
Resource Capital Corp	RSO	mREITs	0.15%
CF Industries Holdings Inc	CF	Equities	0.15%
New Senior Investment Group Inc	SNR	REITs	0.14%
PACCAR Inc	PCAR	Equities	0.14%
AG Mortgage Investment Trust Inc	MITT	mREITs	0.14%
Ensco PLC	ESV	Equities	0.14%

Name	Ticker	Sector	Weight

Helmerich and Payne Inc	HP	Equities	0.14%
Entergy Corp	ETR	Equities	0.14%
H & R Block Inc	HRB	Equities	0.13%
Investors Real Estate Trust	IRET	REITs	0.12%
Ashford Hospitality Trust Inc	AHT	REITs	0.11%
GameStop Corp	GME	Equities	0.10%
CenterPoint Energy Inc	CNP	Equities	0.10%
WestRock Co	WRK	Equities	0.09%
City Office REIT Inc	CIO	REITs	0.08%
People’s United Financial Inc	PBCT	Equities	0.08%
Independence Realty Trust Inc	IRT	REITs	0.08%
AES Corp	AES	Equities	0.06%
Gladstone Commercial Corp	GOOD	REITs	0.06%
Whitestone REIT	WSR	REITs	0.06%
PBF Energy Inc	PBF	Equities	0.05%
Six Flags Entertainment Corp	SIX	Equities	0.05%
Cypress Semiconductor Corp	CY	Equities	0.05%
Navient Corp	NAVI	Equities	0.05%
Melco Crown Entertainment Ltd	MPEL	Equities	0.05%
PacWest Bancorp	PACW	Equities	0.05%
Tupperware Brands Corp	TUP	Equities	0.05%
Old Republic International Corp	ORI	Equities	0.04%
Bluerock Residential Growth REIT Inc	BRG	REITs	0.04%
Pitney Bowes Inc	PBI	Equities	0.04%
Umpqua Holdings Corp	UMPQ	Equities	0.03%
Domtar Corp	UFS	Equities	0.03%
Valley National Bancorp	VLY	Equities	0.02%
RLI Corp	RLI	Equities	0.02%
Hawaiian Electric Industries Inc	HE	Equities	0.01%
Glacier Bancorp Inc	GBCI	Equities	0.01%
Nextera Energy Partners LP	NEP	Equities	0.01%
ProAssurance Corp	PRA	Equities	0.01%

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable, exclusive and worldwide license, for a fee, with the right to use the Index in connection with certain securities.

Disclaimer

The NYSE Multi-Asset High Income Index is a service mark of NYSE Group, Inc. or its affiliates (“NYSE”) and has been licensed for use by Credit Suisse AG (the “Issuer”) in connection with the ETNs. Neither the Issuer nor the ETNs are not sponsored, endorsed, sold or promoted by NYSE. NYSE makes no representations or warranties regarding the Issuer or the ETNs or the ability of the Index to track the general stock market performance.

NYSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

VALUATION OF THE INDEX AND THE ETNS

Intraday Index Level

On each Trading Day, NYSE Arca, or a successor IV Calculation Agent, will calculate and publish the intraday level of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “NYMLTI”. The actual Index Level, which is the closing level of the Index on any Trading Day, may vary, and on a cumulative basis over the term of the ETNs, may vary significantly, from the intraday level of the Index. In addition, the intraday level of the Index is likely to differ materially from the Index Level used to determine your payment at maturity, upon early redemption or upon our call. Consequently, the return on the ETNs will not be the same as investing in a debt security with a payment at maturity, upon early redemption or upon our call linked to the performance of the Index measured by closing levels or intraday levels.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from NYSE Arca may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the ETNs in the secondary market. The intraday level of the Index published every 15 seconds will be based on the intraday prices of the Index Constituents.

Closing Indicative Value of the ETNs

The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to:

(a)                                 the product of

(i)                                     the Stated Principal Amount multiplied by

(ii)                                  the Index Performance Ratio as of such Trading Day, plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of such Trading Day minus (d) the Accrued Tracking Fee as of such Trading Day.

Although the Closing Indicative Value approximates the Cash Settlement Amount and the Call Settlement Amount of the ETNs at any given time, it is neither the Cash Settlement Amount nor the Call Settlement Amount, and the Cash Settlement Amount and the Call Settlement Amount are likely to differ materially from the Closing Indicative Value.  This is because:

•                  The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Levels during the Final Valuation Period and the Call Valuation Period, respectively, and not the Index Level on a single day;

•                  The relevant Index Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Level used to calculate the Closing Indicative Value;

•                  The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable,  may be materially different from such value used to calculate the Closing Indicative Value; and

•                  The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.

In addition, the Closing Indicative Value does not approximate the Redemption Settlement Amount because it is not reduced by the Redemption Fee and the Final Index Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Intraday Indicative Value of the ETNs

Generally, “intraday indicative value” is meant to approximate the expected trading value of the ETNs in a liquid market. In connection with your ETNs, we use the term “Intraday Indicative Value” to refer to the value at a given time and date equal to:

(a)                                 the product of

(i)                                     the Stated Principal Amount multiplied by

(ii)                                  the Index Performance Ratio calculated based on the most recently reported intraday level of the Index at such time rather than the Final Index Level, plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of such Trading Day minus

(d)                                 the Accrued Tracking Fee as of such Trading Day.

The calculation of the Closing Indicative Value or the Intraday Indicative Value will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by NYSE Arca will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the ETNs may be different from their indicative value.

The calculation of the Closing Indicative Value or the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The Closing Indicative Value and the Intraday Indicative Value of the ETNs will be calculated by NYSE Arca and published to Bloomberg and Yahoo! Finance (based in part on information provided by NYSE Arca) or successor via the facilities on the Consolidated Tape Association under the symbols “MLTIIV <INDEX>“ and “^MLTI-IV,” respectively. The publishing of such values is subject to delay or postponement.

The actual trading price of the ETNs may be different from their Closing Indicative Value or the Intraday Indicative Value as well as from any other payment you may be entitled to receive on the ETNs. The Intraday Indicative Value of the ETNs, published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m. (New York City time), will be based on the intraday values of the Index, and may not be equal to the payment at maturity, upon early redemption or upon our call.

The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Trading Price of the ETNs

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the indicative value of the ETNs at any time or any other payment you are entitled to receive on the ETNs, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the indicative value of the ETNs at such time or any other payment you may be entitled to receive on the ETNs, due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Any premium may be reduced or eliminated at any time. Paying such a premium purchase price could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are called at our option, in which case you will be entitled to receive a cash payment based on the Final Index Level on the relevant determination dates. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their indicative value.

See “Risk Factors — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors — The Closing Indicative Value may differ materially from the Cash Settlement Amount, the Call Settlement Amount and the Redemption Settlement Amount” in this pricing supplement.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus dated May 4, 2015, which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the net proceeds to Credit Suisse on the front cover of this prospectus supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the ETNs in more detail below.

The ETNs do not guarantee any return of principal at, or prior to, maturity, upon early redemption or upon our call. If the level of the Index decreases or does not increase sufficiently to offset the Accrued Tracking Fee and/or the Redemption Fee, as applicable, over the term of the ETNs, you will receive less and possibly significantly less, at maturity or upon early redemption or upon our call than the amount of your initial investment.

At maturity, you will receive a cash payment, the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Tracking Fee as of the last Trading Day in the Final Valuation Period and may be zero. We refer to this cash payment as the “Cash Settlement Amount.”

If you exercise your right to have us redeem your ETNs, for each ETN you will receive a cash payment, the amount of which will vary depending on the performance of the Index and will be reduced by (i) the Accrued Tracking Fee as of the Redemption Valuation Date and (ii) the Redemption Fee, and may be zero. We refer to this cash payment as the “Redemption Settlement Amount.”

For each ETN you hold as of the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the excess, if any, of the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and a Tracking Fee Shortfall, as described below, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Subject to your compliance with the procedures described under “— Early Redemption at the Option of the Holders” and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request on any Trading Day during the term of the ETNs to have us redeem your ETNs, provided that you request that we redeem a minimum of 50,000 ETNs. The “Redemption Notice Date” will be the Trading Day that a Redemption Notice, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” is delivered. If a Redemption Notice is delivered on a day that is not a Trading Day, then the Redemption Notice Date shall be the next Trading Day. The ETNs will be repurchased and the holders will receive payment for their ETNs on the third Business Day following the Redemption Valuation Date (the “Redemption Settlement

Date”). If a Market Disruption Event is continuing or occurs on the scheduled Redemption Measurement Date with respect to any of the Index Constituents, the Redemption Measurement Date may be postponed as described under “— Market Disruption Event.”

Coupon Payment

For each ETN you hold on the applicable Coupon Record Date, on each Coupon Payment Date you may receive an amount in cash equal to the excess, if any, of the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount may be included in the Cash Settlement Amount or the Call Settlement Amount, as described below.

When calculating the Reference Distribution Amount and the Stub Reference Distribution Amount, the Calculation Agent will convert net cash distributions of the Index Constituents made in non-U.S. dollar currencies to U.S. dollars using the following rates:

(i)                                     Where the exchange rate for the non-U.S. dollar currency is quoted as U.S. dollar currency per non-U.S. dollar currency, the official Bloomberg L160 Fix Currency Bid calculated at or around 4:00 p.m. (London, U.K. time) on the day prior to the ex-date of such cash distributions; and

(ii)                                  Where the exchange rate for the non-U.S. dollar currency is quoted as non-U.S. dollar currency per U.S. dollar currency, the official Bloomberg L160 Fix Currency Ask calculated at or around 4:00 p.m. (London, U.K. time) on the day prior to the ex-date of such cash distributions.

As used throughout this prospectus supplement and, in particular, in the definitions of “Coupon Amount”, “Reference Distribution Amount” and “Stub Reference Distribution Amount”, the term “cash dividends or distributions” includes only ordinary net cash dividends or distributions, and excludes special cash dividends or distributions. The reference to “net” cash dividends or distributions means that, if applicable, the cash dividends or distribution amounts that are used to calculate the Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for applicable withholding taxes, if any. We expect that only the cash dividends or distributions of non-U.S. Index Constituents in the Index, if any, will reflect such withholding taxes. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount and the Stub Reference Distribution Amount were based on gross cash dividends or distributions. Information about the withholding tax rates that will be applied by the Index Sponsor can be found at the Index Sponsor’s website at http://www.nyse.com/indices. That information is proprietary to the Index Sponsor and is subject to change, and is not a part of, or incorporated by reference in, this prospectus supplement.

The “Coupon Payment Date” means the fifteenth (15th) Business Day following each Coupon Valuation Date, provided that the Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date or the Call Valuation Date may be the Maturity Date or the Call Settlement Date, as applicable, as described below, subject to adjustment as described herein. The initial Coupon Payment Date was November 23, 2015.

If the Call Settlement Date or the Maturity Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (i) the Maturity Date; or (ii) the Call Settlement Date if, as of the corresponding Final Valuation Date or Call Valuation Date, as applicable, the Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount or Call Settlement Amount as

applicable. See “— Cash Settlement Amount at Maturity and “— Our Call Right.”

The “Coupon Record Date” means the ninth (9th) Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date).

The “Coupon Valuation Date” means the last scheduled Trading Day of each calendar month during the term of the ETNs, (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was October 30, 2015.

The “Reference Distribution Amount” means (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding September 29, 2015 to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period. Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount. The cash dividends or distributions of non-U.S. Index Constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied by the Index Sponsor can be found at the Index Sponsor’s website at http://www.nyse.com/indices.

The “Stub Reference Distribution Amount” means (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period. Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount. The cash distributions of non-U.S. Index Constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied can be found at the Index Sponsor’s website at http://www.nyse.com/indices.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date multiplied by (2) the Initial Index Level divided by 25. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.

“record date” means, with respect to a dividend or distribution for an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.

“ex-dividend date” means, with respect to a dividend or distribution for an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.

The “Monthly Tracking Fee” means, as of any date of determination, an amount per ETN equal to the product of (i) 0.07% (equivalent to 0.84% per annum) and (ii) the ETN Performance Factor as of the immediately preceding Trading Day.

The “Accrued Tracking Fee” is:

(1)                                 with respect to the first Coupon Valuation Date, an amount equal to the product of

(a)                                 the Monthly Tracking Fee as of the first Coupon Valuation Date multiplied by

(b)                                 a fraction, the numerator of which is the total number of calendar days from and excluding the Initial Settlement Date to and including the first Coupon Valuation Date, and the denominator of which is 30; and

(2)                                 with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to the sum of

(a)                                 the Monthly Tracking Fee as of such Coupon Valuation Date plus

(b)                                 the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

The “ETN Performance Factor,” as determined by the Calculation Agent, means, as of any date of determination, an amount per ETN equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the Index Level as of such date and the denominator of which is equal to the Initial Index Level.

Cash Settlement Amount at Maturity

The “Maturity Date” is September 28, 2035, which will be the third Business Day following the Final Valuation Date, subject to adjustment as described below under “— Market Disruption Event.”

For each ETN, unless earlier called or redeemed, you may receive on the Maturity Date a cash payment equal to:

(a)                                 the product of

(i)                                     the Stated Principal Amount multiplied by

(ii)                                  the Index Performance Ratio as of the Final Valuation Date plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of Final Valuation Date, minus

(d)                                 the Accrued Tracking Fee as of the Final Valuation Date.

We refer to this cash payment as the “Cash Settlement Amount.”

If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The “Stated Principal Amount” of each ETN is $25.00.

You may lose some or all of your investment. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces the Cash Settlement Amount, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment.  If you purchased your ETNs at a price higher than the Stated Principal Amount, this will further increase your losses in these circumstances.

The Accrued Tracking Fee as of the Final Valuation Date is an amount equal to:

(a)                                 the product of

(i)            the Monthly Tracking Fee calculated as of such date multiplied by

(ii)           a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such date, and the denominator of which is 30, plus

(b)                                 the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

The “Index Performance Ratio” on any Trading Day is calculated as follows:

Final Index Level
Initial Index Level

The “Initial Index Level” is 858.3704, as determined by the IV Calculation Agent.

The “Final Index Level,” as determined by the Calculation Agent, will be (a) on the Final Valuation Date or the Call Valuation Date, the arithmetic mean of the Index Levels measured on each Trading Day during the Final Valuation Period or the Call Valuation Period, as applicable, or (b) on any other date of determination, including any Redemption Valuation Date, the Index Level on such date.

The “Index Level” is the closing level of the Index as reported on the NYSE or Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Level will be the closing level of the Index as calculated by the IV Calculation Agent.

The “Final Valuation Period” means the five Trading Days ending on and including the Final Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Index Divisor,” as of any date of determination, is the divisor used by the IV Calculation Agent to calculate the level of the Index, as further described under “The NYSE Multi-Asset High Income Index — Index Construction — Calculation of the Index.”

The “IV Calculation Agent” means the entity that calculates and publishes (i) the level of the Index, (ii) the Intraday Indicative Value, and (iii) the Closing Indicative Value. The IV Calculation Agent is currently NYSE Arca.

The “Final Valuation Date” means September 25, 2035, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustments.

“Trading Day” means any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.

“Primary Exchange” means, with respect to each Index Constituent or each constituent underlying a Successor Index, the primary exchange or market of trading for such Index Constituent or for such constituent underlying a Successor Index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your ETNs, in whole or in part, on any Trading Day commencing on September 30, 2015 through and including the Final Redemption Notice Date, which will be September 18, 2035, provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. For any applicable redemption request, the “Redemption Notice Date” will be the Trading Day that a Redemption Notice, as described below, is delivered. If a Redemption Notice is delivered on a day that is not a Trading Day, then the Redemption Notice Date shall be the next Trading Day. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for early redemption with those of other investors to reach this minimum amount of 50,000 ETNs. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

The ETNs will be redeemed and the holders will receive payment for their ETNs on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Settlement Date”). The first possible Redemption Settlement Date will be October 6, 2015. The final possible Redemption Settlement Date will be September 24, 2035 (the “Final Redemption Settlement Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

The applicable “Redemption Valuation Date” means the Trading Day following the applicable Redemption Notice Date, subject to adjustments as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your ETNs, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable ETN you will receive a cash payment on the relevant Redemption Settlement Date equal to:

(a)                                 the product of

(i)                                     the Stated Principal Amount multiplied by

(ii)                                  the Index Performance Ratio as of the Redemption Valuation Date plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date minus

(d)                                 the Accrued Tracking Fee as of the Redemption Valuation Date, minus

(e)                                  the Redemption Fee.

We refer to this cash payment as the “Redemption Settlement Amount.”

If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

We will inform you of such Redemption Settlement Amount on the first Trading Day following the applicable Redemption Valuation Date.

The Accrued Tracking Fee as of any Redemption Valuation Date is an amount equal to:

(a)                                 the product of

(i)            the Monthly Tracking Fee calculated as of such date multiplied by

(ii)           a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such date, and the denominator of which is 30, plus

(b)                                 the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

You may lose some or all of your investment upon early redemption. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) and the Redemption Fee reduce your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of Stated Principal Amount represented by the Accrued Tracking Fee and the Redemption Fee, less any Coupon Amounts or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon early redemption.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities Repayment at the Option of the Holders; Repurchase.”

The Redemption Settlement Amount is meant to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ this repurchase feature in this manner.

Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for early redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•                                                   Deliver a notice of early redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m. (New York City time) on any Trading Day, the immediately following Trading Day will be the applicable “Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. (New York City time), the applicable Redemption Valuation Date will be the second following Trading Day. If Credit Suisse receives your Redemption Notice prior to 4:00 p.m., New York City time, on any Trading Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m., New York City time, on the Trading Day prior to the applicable Redemption Valuation Date.

Credit Suisse or one of its affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective;

•                                                   Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m. (New York City time), on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;

•                                                   Instruct your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and

•                                                   Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time), on the applicable Redemption Settlement Date (the third Business Day following the Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second, third and fourth bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Trading Day prior to the applicable Redemption Valuation Date, such notice will not be effective for such Trading Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Trading Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Any ETNs previously redeemed at your option will be cancelled on the Redemption Settlement Date. Consequently, as of such Redemption Settlement Date, the redeemed ETNs will no longer be considered outstanding.

Because the Redemption Settlement Amount you will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, you will not know the applicable Redemption Settlement Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Redemption Settlement Amount is determined.

Our Call Right

We have the right to redeem all, but not less than all, of the issued and outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice to the holders of the ETNs, such early redemption to occur on any Business Day that we may specify on or after October 15, 2015 through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to

(a)                                 the product of

(i)                                     the Stated Principal Amount multiplied by

(ii)                                  the Index Performance Ratio as of the Call Valuation Date plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus

(d)                                 the Accrued Tracking Fee as of the Call Valuation Date.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is less than zero, the payment upon early redemption will be zero.

We will inform you of such Call Settlement Amount on the first Trading Day following the Call Valuation Date.

The holders will receive payment for their ETNs on the third Business Day following the Call Valuation Date (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Valuation Period” means the five Trading Days ending on and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment upon our call. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces your payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon our call.

The Accrued Tracking Fee as of the Call Valuation Date is an amount equal to:

(a)                                 the product of

(i)            the Monthly Tracking Fee calculated as of such date multiplied by

(ii)           a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such date, and the denominator of which is 30, plus

(b)                                 the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

Calculation Agent

Our affiliate Credit Suisse International (“CSi”) will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Index Performance Ratio, the Final Index Level, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee (including any Tracking Fee Shortfall), the Redemption Fee, the Cash Settlement Amount, if any, that we will pay you at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Coupon Payment Dates, the Redemption Settlement Amount, if any, that we will pay you upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that we call the ETNs. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation

Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holders of the ETNs shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, upon early redemption or upon our call, or on a Coupon Payment Date on or prior to 12:00 p.m. (New York City time), on the Trading Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to the determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee (including any Tracking Fee Shortfall), the Redemption Settlement Amount and the Redemption Fee, if any, per ETN, the Call Settlement Amount, if any, per ETN, and the Cash Settlement Amount, if any, per ETN, as well as the Index Performance Ratio and the ETN Performance Factor, will be rounded to the fourth decimal point (e.g., 0.76545 would be rounded up to 0.7655 and 0.76544 would be rounded down to 0.7654); and all dollar amounts paid on the aggregate Stated Principal Amount of ETNs per holder will be rounded to the nearest cent, with one-half cent or greater rounded upward and less than one-half cent rounded downward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Valuation Date, the Index Level for such Averaging Date or Redemption Valuation Date will be determined by the Calculation Agent or one of its affiliates on the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Level on the Trading Days during the Final Valuation Period or Call Valuation Period, or on the Redemption Valuation Date, as applicable, the Calculation Agent or one of its affiliates, as the case may be, will apply the Index Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Valuation Period or Call Valuation Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the Index Levels on October 3, October 4, October 5, October 6 and October 7 and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during the Final Valuation Period or Call Measurement Period, as applicable, then the Index Level on October 4 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Index Levels on October 4, October 4, October 5, October 6 and October 7.

If the Redemption Valuation Date for purposes of calculating a Redemption Settlement Amount is based on the Index Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Level on October 4 will be used to calculate the Redemption Settlement Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Date, or the Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent or one of its affiliates will determine the Index Level based on its good faith estimate of the Index Level that would have prevailed on such third Trading Day but for such Market Disruption Event.

An “Averaging Date” means each of the Trading Days during the Final Valuation Period or Call Valuation Period, as applicable, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its sole discretion may waive its right to postpone the Index Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Level on such date.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)                                 suspension, absence or material limitation of trading in a material number of Index Constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)                                 suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two (2) hours of trading or during the one-half (1/2) hour before the close of trading in that market;

(c)                                  the Index is not published; or

(d)                                 in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)                                 a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)                                 a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If NYSE Arca discontinues publication of or otherwise fails to publish the Index, and NYSE Arca or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Level for such Successor Index will be determined by the Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

If NYSE Arca discontinues publication of the Index prior to, and such discontinuation or unavailability is continuing on, the Final Valuation Date, the Call Valuation Date or any Trading Day during the Final Valuation Period or Call Valuation Period, or on the Redemption Valuation Date, as applicable, and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, the Final Valuation Date, the Call Valuation Date or any Trading Day during the Final Valuation Period or Call Valuation Period, or on the Redemption Valuation Date, as applicable, then the Calculation Agent will determine the relevant Index Levels using the closing level and published share weighting of each Index

Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The NYSE Multi-Asset High Income Index.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee (including any Tracking Fee Shortfall), the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Settlement Amount, if any, upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event we call the ETNs, based on the relevant Index Levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Default Amount on Acceleration

If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per ETN, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the Final Valuation Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in the accelerated Final Valuation Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Final Valuation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Senior Medium-Term Notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the outstanding Stated Principal Amount of the Senior Medium-Term Notes as constituting the outstanding Stated Principal Amount of the ETNs. Although the terms of the ETNs may differ from those of the other Senior Medium-Term Notes, holders of specified percentages in Stated Principal Amount of all Senior Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Senior Medium-Term Notes, including the ETNs. This action may involve changing some of the terms that apply to the Senior Medium-Term Notes, accelerating the maturity of the Senior Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities — Events of Default.”

Default Amount

The default amount for the ETNs on any day will be an amount in U.S. dollars for the principal of the ETNs, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the ETNs. That cost will equal the sum of:

(a)                                 the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

(b)                                 the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in paragraph (a) above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

(a)                                 no quotation of the kind referred to above is obtained, or

(b)                                 every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Stated Principal Amount of the ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity, upon early redemption or upon our call will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the ETNs, we mean a day that is a Business Day of the kind described in “Description of Debt Securities — Interest and Interest Rates — Floating Rate Notes” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities — Interest and Interest Rates” in the accompanying prospectus, any payment on the ETNs that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders” and “— Our Call Right” above.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Index Closing Level applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Booking Branch

The ETNs will be booked through Credit Suisse AG, Nassau Branch.

Clearance and Settlement

The DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the Index Constituents, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the Index Level, there can be no assurance that the Index Level will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the Index Level), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps, or other derivative or synthetic instruments relating to the Index or the Index Constituents or other instruments linked to the Index or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Coupon Valuation Date or the Effective Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the relevant Redemption Settlement Date, Call Settlement Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the Index Level and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon early redemption or upon a call. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of ETNs that may be relevant to holders of ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•                  a financial institution,

•                  a mutual fund,

•                  a tax-exempt organization,

•                  a grantor trust,

•                  certain U.S. expatriates,

•                  an insurance company,

•                  a dealer or trader in securities or foreign currencies,

•                  a person (including traders in securities) using a mark-to-market method of accounting,

•                  a person who holds ETNs as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•                  an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the ETNs

There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your ETNs. In the opinion of Milbank, Tweed, Hadley & McCloy, acting as special tax counsel, for U.S. federal income tax purposes, the ETNs should be treated as a prepaid financial contract, with respect to the Index that is eligible for open transaction treatment in part. Thus, we intend to so treat the ETNs. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all tax purposes in accordance with such characterization.

Alternative Characterizations

You should be aware that the characterization of the ETNs as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your ETNs. If the ETNs were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs, or the comparable yield. The characterization of ETNs as contingent payment debt instruments under these rules is likely to be adverse.

Alternatively, the IRS could seek to treat the ETNs as Code section 1256 contracts.  In such case, the ETNs would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.

The Internal Revenue Service could, instead, seek to treat your ownership of ETNs as the deemed ownership of the Index Constituents.  If the ownership of the ETNs were treated as the ownership of the Index Constituents, you could be required to recognize income, gain or loss and file tax returns in the jurisdictions in which the Index Constituents operate (including federal, state, and local jurisdictions) as if you owned direct interests in the Index Constituents despite the fact that you will not receive Schedule K-1 or other information returns reporting your share of the Index Constituents’ income, gain and loss and may not have access to such information returns.  Moreover, if you are treated as owning the Index Constituents, you could be treated as recognizing income or loss each time the Index is rebalanced, which income could be short-term or long-term, depending on how long you are treated as owning the Index Constituents that are treated as sold or disposed.

We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes. You should consult your tax advisor regarding the possible tax consequences of alternative characterizations of the ETNs, including as contingent payment debt instruments, Code section 1256 contracts or constructive ownership of the Index Constituents.

In light of the fact that we agree to treat the ETNs as a prepaid forward contract, the balance of this discussion assumes that the ETNs will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the ETNs.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the ETNs from us, and subject to the discussion below under “Constructive Ownership Transaction Rules”, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the ETN at that time. Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at maturity. The deductibility of capital losses is subject to certain limitations.

Upon the sale or other taxable disposition of an ETN, and subject to the discussion below under “Constructive Ownership Transaction Rules,” a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the ETN (generally its cost). Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition and short-term capital gain or loss if the U.S. Holder has held the ETN for one year or less at the time of disposition. It is possible that a portion of the amount received upon a sale or other disposition of an ETN could be attributable to an expected coupon payment, and thus be treated as ordinary income for U.S. federal income tax purposes. The deductibility of capital losses is subject to certain limitations.

Any coupon payment received by a U.S. Holder in respect of an ETN should be characterized as ordinary income includible in a U.S. Holder’s income in accordance with such U.S. Holder’s method of accounting.

Even if the agreed-upon tax characterization of the ETNs (as described above) were upheld, it is possible that the IRS could assert that any reconstitution or rebalancing (collectively, “Rebalancing”) of the Index is considered a taxable event to you. If the IRS were to prevail in treating any Rebalancing of the Index as a taxable event, you would recognize capital gain or, possibly, loss (subject to the application of the “wash sale rules” in Code section 1091) on the ETNs on the date of such Rebalancing to the extent of the difference between the fair market value of the ETNs and your adjusted basis in the ETNs at that time. Such gain or loss could be short-term capital gain or loss.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the ETNs) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the ETNs and any gain on sale or other taxable disposition of the ETNs will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the ETNs.

Constructive Ownership Transaction Rules

Under Code section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a regulated investment company, a REIT and a Mortgage REIT, among other types of entities, are considered to be pass-thru entities. Accordingly, while not free from doubt, because the ETNs reference an equity interest in BDCs (which we would anticipate being treated as regulated investment companies for U.S. federal income tax purposes), REITs and Mortgage REITs, ownership of your ETNs will be treated as a constructive ownership transaction. Accordingly, upon the maturity of the ETNs (or upon the sale or other taxable disposition of the ETNs prior to their maturity) any gain that otherwise would be long-term capital gain in excess of the “net underlying long-term capital gain” will be treated as ordinary income, and an interest charge will apply as if such income had accrued for tax purposes at a constant yield over the term of your ETNs. Under Code section 1260, there is a presumption that the net underlying long-term capital gain is zero (with the result that the recharacterization and interest charge described above would apply to all of the gain from the ETNs that otherwise would have been long-term capital gain), unless the contrary is demonstrated by clear and convincing evidence. The net underlying long-term capital gain is the net long-term capital gain that would have been realized by an investor who had acquired the reference underlying for its fair market value on the date the ETN was acquired and sold the reference underlying on the date of maturity or earlier disposition thereof.

Whether you will realize a capital gain in excess of any net underlying long-term capital gain for purposes of Code section 1260 will depend on a number of factors that we cannot predict. One factor is the amount of coupon payments you receive with respect to the ETNs. If the Index Constituents make distributions that equal a significant portion of their taxable income, upon maturity or other disposition of the ETNs you may realize capital gain, if any, that is not significantly in excess of net underlying long-term capital gain. In addition, it is unclear where a constructive ownership transaction relates to more than one underlying pass-thru entity, whether the determination of whether there is a net underlying long-term capital gain would be based on the aggregate of the underlying pass-thru entities or on each underlying pass-thru entity individually..

You will be responsible for obtaining information necessary to determine the net underlying long-term capital gain with respect to the constituent members of the Index, as we do not intend to supply you with such information. You should consult with your tax advisors regarding the application of the constructive ownership transaction to your ETNs and the calculations necessary to comply with Code section 1260.

ETNs Held Through Foreign Entities

Under certain sections of the “Hiring Incentives to Restore Employment Act” (the “Act”) generally referred to as “FATCA” and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We intend to treat payments on the ETNs as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, the tax withheld will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments, provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the recently finalized regulations described above and other recent IRS and Treasury Department guidance, and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations; (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2018; and (iii) foreign passthru payments made on or after the later of January 1, 2019 or the date that final regulations defining the term “foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (and, solely with respect to foreign passthru payments, certain obligations issued before the date six months after the date on which final regulations defining the term “foreign passthru payment” are published) (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your ETNs through a foreign financial institution or foreign entity, a portion of any payments made to you may be subject to 30% withholding.

Non-U.S. Holders Generally

The U.S. withholding tax consequences of any coupon payment in respect of the ETNs is uncertain. Given the uncertainty, we will withhold U.S. income tax at a rate of 30% on any coupon payment made to a non-U.S. Holder (a “Non-U.S. Holder”). It may be possible for a Non-U.S Holder to take the position that some or all of a coupon payment is subject to a reduced withholding tax rate under an applicable tax treaty. Any Non-U.S. Holder taking the position that a coupon payment is exempt from the 30% withholding tax or eligible for a reduced rate of U.S. withholding tax may seek a refund or credit of any excess amounts withheld by us by filing an appropriate claim for refund with the IRS. We will not withhold U.S. tax from payments made to a Non-U.S. Holder to the extent income from the ETN is effectively connected with such holder’s conduct of a trade or business in the United States and such holder supplies a properly completed IRS Form W-8ECI. Income effectively connected with the conduct of a trade or business in the United States will be subject to U.S. federal income tax in the same manner as the income of a U.S. Holder as described above.

In addition, if a Non-U.S. Holder directly, indirectly or constructively owns or is treated as owning more than five percent of the ETNs or more than five percent of an Index Constituent that is not a REIT or ten percent of an Index Constituent that is a REIT (including any ownership of an Index Constituent attributed to a holder as a result of its ownership of the ETNs), such Non-U.S. Holder could be treated as owning a “United States real property interest” within the meaning of Code section 897, in which case any gain from the redemption, sale or other disposition of the ETNs would be treated as “effectively connected income,” taxed in the same manner as the income of a U.S. Holder as discussed above.  Each Non-U.S. Holder, in connection with acquiring ETNs, is deemed to represent that it does not, and will not at any time during which it is the beneficial owner of the ETNs, directly, indirectly, or constructively own more than five percent of either the ETNs or any of the Index Constituents (or, in the case of any Index Constituent that is a REIT, ten percent).  We and any withholding agent will rely on the accuracy of this representation.  For purposes of this discussion and the immediately preceding representation, any interest in an Index Constituent other than an interest solely as a creditor within the meaning of Treasury Regulations Section 1.897-1(d) shall be treated as ownership of an Index Constituent. We will not seek to determine whether any Index Constituent is a U.S. real property interest.

In the case of a Non-U.S. Holder that has no connection with the United States other than holding its ETNs, payment of the redemption amount by us in respect of the ETNs will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements (including the requirements discussed in the preceding section).  Any gain realized upon the sale or other disposition of the ETNs by such a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

Non-U.S. Holders are urged to consult their tax advisors with regard to their particular circumstances and the consequences of making the representation above.

Unrelated Business Taxable Income

A U.S. holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt organization unless such U.S. holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

The IRS and the Treasury Department have stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the ETNs should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.

Moreover, members of Congress have from time-to-time proposed laws relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments.

Accordingly, it is possible that laws, regulations or other guidance may be issued that require holders of the ETNs to recognize income in respect of the ETNs prior to receipt of any payments thereunder or sale thereof. Any law, regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the ETNs being treated as ordinary income. You are urged to consult your tax advisor regarding the potential guidance that the IRS and the Treasury Department may issue and its possible impact on you.

Information Reporting Regarding Foreign Accounts

Individual U.S. Holders and certain domestic corporations, partnerships and trusts that hold interests in “specified foreign financial assets” may be required to file an annual report on IRS Form 8938 with certain information relating to each specified foreign financial asset for any taxable year in which the aggregate value of all such assets is greater than $50,000 (or such higher dollar amount as prescribed by future IRS guidance).  Such specified foreign financial assets may include ETNs.  U.S. Holders should consult their tax advisors as to the possible application to them of this information reporting requirement.

Backup Withholding and Information Reporting

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ETNs. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the ETNs by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, CSSU and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the ETNs are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the ETNs. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the ETNs, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the ETNs or any interest therein will be deemed to have represented by its purchase and holding or conversion of the ETNs that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the ETNs on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the ETNs will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the ETNs on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Benefit Plan Investor Considerations Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the ETNs have exclusive responsibility for ensuring that their purchase and holding of the ETNs do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the ETNs to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non- ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or

Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (Conflicts of Interest)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the Stated Principal Amount based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Initial Trade Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Accrued Tracking Fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Accrued Tracking Fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any early redemptions at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the ETNs or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest) — Selling Restrictions” in the accompanying prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to U.S. law relating to the validity of the ETNs will be passed upon for us by Sullivan & Cromwell LLP. Latham & Watkins LLP has acted as special counsel to the agent. Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the Issuer.

Annex A

FORM OF OFFER FOR EARLY REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)
E-mail: list.etndesk@credit-suisse.com

Re:                      Credit Suisse X-Links Multi-Asset High Income Exchange Traded Notes due September 28, 2035 (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the pricing supplement dated June 9, 2016, in the amounts and on the date set forth below. Terms not defined herein have the meanings given to such terms in the pricing supplement.

Name of beneficial holder:
[insert name of beneficial owner]

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs.

Number of ETNs offered for early redemption:

[insert number of ETNs offered to Credit Suisse for early redemption]

Where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Trading Day, the immediately following Trading Day will be Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Redemption Valuation Date will be the second following Trading Day.

Applicable Valuation Date:	, 20___

Applicable Redemption Settlement Date:	, 20___
[insert a date that is three business days following the applicable Redemption Valuation Date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Early Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

A-1

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the pricing supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Early Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable Redemption Valuation Date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Settlement Date. I also acknowledge that if this Offer for Early Redemption is received at or after 4:00 p.m., New York City time, on a Trading Day, I will be deemed to have made this Offer for Early Redemption on the following Trading Day.  I understand that no offer for Early Redemption will be accepted on any Trading Day after the fifth Trading Day preceding the Call Valuation Date, if applicable.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for early redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE PRIOR TO 4:00 P.M., NEW YORK CITY TIME, ON THE TRADING DAY IMMEDIATELY PRECEDING THE APPLICABLE REDEMPTION VALUATION DATE

A-2

BROKER’S CONFIRMATION OF EARLY REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:                      Credit Suisse X-Links Multi-Asset High Income Exchange Traded Notes due September 28, 2035 (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Credit Suisse X-Links Multi-Asset High Income Exchange Traded Notes due September 28, 2035, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22539T 399 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Settlement Date of                               , with respect to the number of the ETNs indicated below as described in the pricing supplement dated June 9, 2016 relating to the ETNs (the “pricing supplement”). Terms not defined herein have the meanings given to such terms in the pricing supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the Redemption Valuation Date, as the case may be, with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Settlement Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs. Number of ETNs offered for early redemption:

DTC # (and any relevant sub-account):

B-1

100,000 ETNs

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse X-Links Multi-Asset High Income Exchange Traded Notes

due September 28, 2035

June 9, 2016

Credit Suisse